Exhibit 2.2


                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION




In re:                                            ) Chapter 11
                                                  )
Conseco, Inc., et al.,(1)                         )
                                                  ) Case No. 02 B49672
                        Debtors.                  ) Honorable Carol A. Doyle
                                                  ) (Jointly Administered)
                                                  )

        REORGANIZING DEBTORS' SIXTH AMENDED JOINT PLAN OF REORGANIZATION
           PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE



James H.M. Sprayregen, P.C.
Anne M. Huber
Anup Sathy
Ross M. Kwasteniet
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois  60601
(312) 861-2000

Counsel for the Debtors and Debtors in Possession
Dated:  September 9, 2003






----------------------
1    The Reorganizing Debtors are the following entities: (i) Conseco, Inc.,
     (ii) CIHC, Incorporated, (iii) CTIHC, Inc., and (iv) Partners Health Group, Inc., (defined herein, collectively, as the "Debtors" or "Reorganizing Debtors"). This Plan is not a chapter 11 plan for the Finance Company Debtors (as defined herein).

                                TABLE OF CONTENTS

                                                                                                               Page
Article I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW..........................1
         A.       Rules of Interpretation, Computation of Time and Governing Law..................................1
         B.       Proponents of Plan..............................................................................1
         C.       Severability of Plan Provisions.................................................................1
         D.       Substantive Consolidation.......................................................................2
         E.       Defined Terms...................................................................................2
Article II. ADMINISTRATIVE AND PRIORITY TAX CLAIMS AGAINST ALL OF THE DEBTORS....................................18
         A.       Administrative Claims..........................................................................18
         B.       Priority Tax Claims............................................................................19
Article III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS..............................19
         A.       Summary........................................................................................19
         B.       Classification and Treatment of Classified Claims and Equity Interests: CNC....................21
         C.       Classification and Treatment of Classified Claims and Equity Interests: CIHC...................25
         D.       Classification and Treatment of Classified Claims and Equity Interests: CTIHC..................30
         E.       Classification and Treatment of Classified Claims and Equity Interests:
                  Partners Health Group, Inc.....................................................................31
Article IV. ACCEPTANCE OR REJECTION OF THE PLAN..................................................................33
         A.       Voting Classes.................................................................................33
         B.       Acceptance by Impaired Classes.................................................................33
         C.       Presumed Acceptance of Plan....................................................................33
         D.       Presumed Rejection of Plan.....................................................................34
         E.       Non-Consensual Confirmation....................................................................34
Article V. MEANS FOR IMPLEMENTATION OF THE REORGANIZING SUBPLANS.................................................34
         A.       Corporate Existence and Vesting of Assets in the Reorganizing Debtors and Old CNC..............34
         B.       Cancellation of Old Notes, Old Preferred Stock and Old Common Stock............................34
         C.       Issuance of New Securities; Execution of Related Documents.....................................35
         D.       Creation of Residual Trust.....................................................................35
         E.       Liquidation of Old CNC.........................................................................35
         F.       Intercompany Settlement........................................................................35
         G.       Implementation of Senior Management KERP.......................................................36
         H.       Assumption of the Senior Management Employment Agreements......................................36
         I.       TOPrS Settlement...............................................................................36
         J.       Creation of Professional Escrow Account........................................................38
         K.       Corporate Governance, Directors and Officers, and Corporate Action.............................38
         L.       Sources of Cash for Plan Distribution..........................................................41
         M.       Retiree Benefits...............................................................................41
         N.       GM Building Sale...............................................................................41
Article VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................................41
         A.       Executory Contracts and Unexpired Leases.......................................................41
         B.       Claims Based on Rejection of Executory Contracts or Unexpired Leases...........................42
         C.       Cure of Defaults for Executory Contracts and Unexpired Leases Assumed..........................42
         D.       Indemnification of Directors, Officers and Employees...........................................42
         E.       Compensation and Benefit Programs..............................................................42
         F.       Assumption of D&O Insurance....................................................................43
Article VII. PROVISIONS GOVERNING DISTRIBUTIONS..................................................................43
         A.       Distributions for Claims and Equity Interests Allowed as of the Effective Date.................43
         B.       Distributions by the Distribution Agent(s).....................................................44
         C.       Delivery and Distributions and Undeliverable or Unclaimed Distributions........................44
         D.       Timing and Calculation of Amounts to be Distributed............................................45
         E.       Minimum Distribution...........................................................................45
         F.       Setoff.........................................................................................45


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
         G.       Surrender of Canceled Instruments or Securities................................................46
         H.       Failure to Surrender Canceled Instruments......................................................46
         I.       Lost, Stolen, Mutilated or Destroyed Securities................................................46
Article VIII. PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS......46
         A.       Resolution of Disputed Claims..................................................................46
         B.       Allowance of Claims and Equity Interests.......................................................47
         C.       Controversy Concerning Impairment..............................................................47
         D.       Reserve of New CNC Common Stock................................................................47
Article IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN....................................48
         A.       Conditions to Confirmation.....................................................................48
         B.       Conditions Precedent to Consummation...........................................................48
         C.       Waiver of Conditions...........................................................................49
         D.       Effect of Non-Occurrence of Conditions to Consummation.........................................49
Article X. RELEASE, INJUNCTIVE AND RELATED PROVISIONS............................................................49
         A.       Compromise,  Settlement and Discharge..........................................................49
         B.       Releases by the Debtors........................................................................50
         C.       Releases by Holders of Claims..................................................................50
         D.       Exculpation....................................................................................50
         E.       Preservation of Rights of Action...............................................................51
         F.       Discharge of Claims and Termination of Equity Interests........................................52
Article XI. RETENTION OF JURISDICTION............................................................................52
Article XII. MISCELLANEOUS PROVISIONS............................................................................53
         A.       Modification of Plan Supplement................................................................53
         B.       Effectuating Documents, Further Transactions and Corporation Action............................53
         C.       Dissolution of Committee(s)....................................................................53
         D.       Payment of Statutory Fees......................................................................53
         E.       Modification of Plan...........................................................................53
         F.       Revocation of Plan.............................................................................54
         G.       Successors and Assigns.........................................................................54
         H.       Reservation of Rights..........................................................................54
         I.       Section 1146 Exemption.........................................................................54
         J.       Further Assurances.............................................................................55
         K.       Service of Documents...........................................................................55
         L.       Transactions on Business Days..................................................................55
         M.       Filing of Additional Documents.................................................................55
         N.       Term of Injunctions or Stays...................................................................55
         O.       Entire Agreement...............................................................................55



                                       ii
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--------------------------------------------------------------------------------
    REORGANIZING DEBTORS' SIXTH AMENDED JOINT PLAN OF REORGANIZATION PURSUANT
               TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
--------------------------------------------------------------------------------

     Pursuant to Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., the Debtors and Debtors in Possession in the above-captioned and numbered cases, hereby respectfully propose the following Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code:

                                   Article I.

                     DEFINED TERMS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

A.   Rules of Interpretation, Computation of Time and Governing Law

     1. For purposes herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference herein to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references herein to Sections and Articles are references to Sections and Articles hereof or hereto; (e) the words "herein," "hereof" and "hereto" refer to the Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and
(h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

     2. In computing any period of time prescribed or allowed hereby, the provisions of Bankruptcy Rule 9006(a) shall apply.

     3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

B.   Proponents of Plan

     This Plan is proposed by the Reorganizing Debtors. The classification and treatment of Claims and Equity Interests against the Reorganizing Debtors is contained in Article III.

C.   Severability of Plan Provisions

     1. The Plan comprises four subplans of reorganization. The confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each subplan. If any subplan is not confirmed, the Debtors reserve the right, with the prior written consent of the Conseco Creditors Committee, to either (a) request that the other subplans be confirmed or (b) withdraw some or all subplans; provided that (i) the subplan for CIHC may not be confirmed unless the subplan for CNC is confirmed and (ii) the subplan for CNC may not be confirmed unless the subplan for CIHC is confirmed. Subject to the preceding provision, the Debtors' inability to confirm or election to withdraw any subplan(s) shall not impair the confirmation of any other subplan(s).

D.   Substantive Consolidation

     The estates of the Debtors have not been substantively consolidated. The Claims held solely against one of the Debtors will be satisfied solely from the cash and assets of such Debtor except as provided for herein. Except as specifically set forth herein, nothing in this Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that one of the Debtors is subject to or liable for any Claim against any other Debtor. Except as specifically set forth herein, the Claims of Creditors that hold Claims against multiple Debtors will be treated as separate Claims with respect to each Debtor's estate for all purposes (including, but not limited to, distributions and voting), and such Claims will be administered as provided in the Plan. Any Claims against any Debtor will be satisfied according to the terms of the Plan.

E.   Defined Terms

     Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

     1. "93/94 Notes" means, collectively, (i) 8.125% Senior Notes; and (ii) 10.5% Senior Notes.

     2. "93/94 Note Claims" means all unpaid principal and interest (prepetition and postpetition) on the 93/94 Notes, through the Effective Date, plus costs and fees provided for under the indentures governing the 93/94 Notes.

     3. "93/94 Notes Distribution" means, at CNC's option, (A) New CNC Common Stock issued on the Effective Date having a value (based on Plan Value) equal to the amount of the Allowed Class 4A 93/94 Note Claims, (B) the New Senior Notes issued on the Effective Date with a principal amount equal to the amount of the Allowed Class 4A 93/94 Note Claims in accordance with the terms summarized in the 93/94 Notes Term Sheet as found in the Plan Supplement or (C) some combination of (i) New CNC Common Stock (based on Plan Value) and (ii) New Senior Notes that, in the aggregate, equal the value of the Allowed Class 4A 93/94 Note Claims. The Class 4A Notice (to be mailed to holders of the 93/94 Note Claims 30 days before the Voting Deadline) will disclose whether CNC chose option (A) or option (B) for the 93/94 Notes Distribution, provided that such election shall revert to option (A) above if CFC asserts a Class 4A Claim by virtue of CFC previously satisfying the Holders of the 93/94 Notes, which is not satisfied herein.

     4. "93/94 Notes Term Sheet" means that document in the Plan Supplement summarizing the new notes that may be issued pursuant to the 93/94 Notes Distribution.

     5. "6.4% Original Notes" means the $250 million original principal amount 6.4% senior notes due February 10, 2003, issued by CNC, with $246,880,305 in principal and accrued but unpaid interest outstanding as of the Petition Date.

     6. "6.8% Original Notes" means the $250 million original principal amount 6.8% senior medium-term notes, Series A, due June 15, 2005, issued by CNC, with $102,646,601 in principal and accrued but unpaid interest outstanding as of the Petition Date.

     7. "8.5% Original Notes" means the $450 million original principal amount 8.5% senior notes due October 15, 2002, issued by CNC with $237,808,925 outstanding in principal and accrued but unpaid interest as of the Petition Date.

     8. "8.75% Original Notes" means the $800 million original principal amount 8.75% senior notes due February 9, 2004, issued by CNC pursuant to the senior indenture dated as of November 13, 1997, and pursuant to prospectus supplement filed with the SEC on February 3, 2000, with $455,528,087 in principal and accrued but unpaid interest outstanding as of the Petition Date.

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

     9. "9.0% Original Notes" means the $550 million original principal amount 9.0% senior notes due October 15, 2006, issued by CNC, with $159,961,100 in principal and accrued but unpaid interest outstanding as of the Petition Date.

     10. "10.75% Original Notes" means the $400 million original principal amount 10.75% senior notes due June 15, 2008, issued by CNC, with $39,619,881 in principal and accrued but unpaid interest outstanding as of the Petition Date.

     11. "6.4% Exchange Notes" means the $14,936,000 original principal amount 6.4% senior notes due February 10, 2004, issued by CNC and guaranteed by CIHC, with $15,763,476 in principal and accrued but unpaid interest outstanding as of the Petition Date.

     12. "6.8% Exchange Notes" means the $150,783,000 original principal amount 6.8% senior notes due June 15, 2007, issued by CNC and guaranteed by CIHC, with $156,092,447 in principal and accrued but unpaid interest outstanding as of the Petition Date.

     13. "8.5% Exchange Notes" means the $991,000 original principal amount 8.5% senior notes due October 15, 2003, issued by CNC and guaranteed by CIHC, with $1,048,499 in principal and accrued but unpaid interest outstanding as of the Petition Date.

     14. "8.75% Exchange Notes" means the $364,294,000 original principal amount 8.75% senior notes due August 9, 2006, issued by CNC and guaranteed by CIHC, with $391,889,271 in principal and accrued but unpaid interest outstanding as of the Petition Date.

     15. "9.0% Exchange Notes" means the $399,200,000 original principal amount 9.0% senior notes due April 15, 2008, issued by CNC and guaranteed by CIHC, with $423,709,217 in principal and accrued but unpaid interest outstanding as of the Petition Date.

     16. "10.75% Exchange Notes" means the $362,433,000 original principal amount 10.75% senior notes due June 15, 2009, issued by CNC and guaranteed by CIHC, with $382,472,525 in principal and accrued but unpaid interest outstanding as of the Petition Date.

     17. "8.125% Senior Notes" means the $200,000,000 original principal amount 8.125% senior notes due February 15, 2003, issued by CNC, with $67,892,689 in principal and accrued but unpaid interest outstanding as of the Petition Date.

     18. "10.5% Senior Notes" means the $200,000,000 original principal amount 10.5% senior notes due December 15, 2004, issued by CNC, with $25,855,090 in principal and accrued but unpaid interest outstanding as of the Petition Date.

     19. "1997 D&O Credit Facility" means the Credit Agreement dated as of May 13, 1996 among certain officers, directors and employees of CNC and its subsidiaries, Bank of America, N.A., as Administrative Agent, and the financial institutions signatory thereto, and all other agreements and instruments, including guarantees, entered into in connection therewith, in each case as amended, restated, refinanced, supplemented, waived, extended, renewed, replaced or otherwise modified from time to time, including, without limitation, pursuant to the following instruments: Amended and Restated Credit Agreement dated as of August 26, 1997, Agreement dated as of September 22, 2000, Credit Agreement dated as of November 22, 2000, First Amendment dated as of August 21, 2001, First Stage Amendment and Agreement dated as of March 20, 2002, Waiver No. 1 dated as of August 14, 2002, Waiver No. 2 dated as of September 8, 2002 and Waiver No. 3 dated as of October 18, 2002. The 1997 D&O Credit Facility is guaranteed by CNC and CIHC.

     20. "1998 D&O Credit Facility" means the Credit Agreement dated as of August 21, 1998 among certain officers, directors and employees of CNC and its subsidiaries, Bank of America, N.A., as Administrative Agent, and the financial institutions signatory thereto, and all other agreements and instruments, including guarantees, entered into in connection therewith, in each case as amended, restated, refinanced, supplemented, waived, extended, renewed, replaced or otherwise modified from time to time, including, without limitation, pursuant to the following instruments: Agreement dated as of September 22, 2000, Credit Agreement dated as of November 22, 2000, First Amendment dated as of August 21, 2001, Second Amendment dated as of December 7, 2001, First Stage Amendment and Agreement dated as of March 20, 2002, Waiver No. 1 dated as of August 14, 2002, Waiver No. 2 dated as of September 8, 2002 and Waiver No. 3 dated as of October 18, 2002. The 1998 D&O Credit Facility is guaranteed by CNC and CIHC.

     21. "1998 Non-Refinanced D&O Credit Facility" means the Credit Agreement dated as of August 21, 1998 among certain officers, directors and employees of CNC and its subsidiaries, Bank of America, N.A., as Administrative Agent, and the financial institutions signatory thereto, and all other agreements and instruments, including guarantees, entered into in connection therewith, in each case as amended, restated, refinanced, supplemented, waived, extended, renewed, replaced or otherwise modified from time to time, including, without limitation, pursuant to the following instruments: Agreement dated as of September 22, 2000, First Stage Amendment and Agreement dated as of March 20, 2002, Waiver No. 1 dated as of August 14, 2002, Waiver No. 2 dated as of September 8, 2002 and Waiver No. 3 dated as of October 18, 2002. The 1998 Non-Refinanced D&O Credit Facility is guaranteed by CNC and CIHC.

     22. "1999 D&O Credit Facility" means the Credit Agreement dated as of September 15, 1999 among certain officers, directors and employees of CNC and its subsidiaries, JPMorgan Chase Bank, as Administrative Agent, and the financial institutions signatory thereto, and all other agreements and instruments, including guarantees, entered into in connection therewith, in each case as amended, restated, refinanced, supplemented, waived, extended, renewed, replaced or otherwise modified from time to time, including, without limitation, pursuant to the following instruments: Termination and Replacement Agreement dated as of May 30, 2000, Agreement dated as of September 22, 2000, Credit Agreement dated as of November 22, 2000, First Stage Amendment and Agreement dated as of March 20, 2002, Waiver No. 1 dated as of August 14, 2002, Waiver No. 2 dated as of September 8, 2002 and Waiver No. 3 dated as of October 18, 2002. The 1999 D&O Credit Facility is guaranteed and secured by CNC and CIHC.

     23. "Accrued Professional Compensation" means, at any given moment, all accrued fees and expenses (including but not limited to success fees) for services rendered by all Professionals in the Chapter 11 Cases that the Bankruptcy Court has not denied by Final Order, to the extent such fees and expenses have not been paid regardless of whether a fee application is filed for such amount. To the extent a court denies by Final Order a Professional's fees or expenses, such amounts shall no longer be considered Accrued Professional Compensation.

     24. "Administrative Claim" means a Claim for costs and expenses of administration under sections 503(b), 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise for the period commencing on the Petition Date and ending on the Confirmation Date; and (c) all fees and charges assessed against the Estate under chapter 123 of title 28 United States Code, 28 U.S.C. ss.ss. 1911-1930.

     25. "Allowed" means, with respect to Claims or Equity Interests, any Claim against or Equity Interest in a Debtor, proof of which is timely Filed, or by order of the Bankruptcy Court is not or will not be required to be Filed, any Claim or Equity Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely proof of Claim has been Filed, or (c) any Claim Allowed pursuant to the Plan; provided, however, that with respect to any Claim or Equity Interest described in clauses (a) or (b) above, such Claim or Equity Interest shall be Allowed only if (x) no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (y) such an objection is so interposed and the Claim or Equity Interest shall have been Allowed by a Final Order (but only if such allowance was not solely for the purpose of voting to accept or reject the
Plan). Except as otherwise specified in the Plan or a Final Order of the Bankruptcy Court, the amount of an Allowed Claim shall not include interest on such Claim from and after the Petition Date.

     26. "Allowed Claim" means an Allowed Claim in the particular Class described.

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

     27. "Allowed Equity Interest" means an Allowed Equity Interest in the particular Class described.

     28. "Allowed Lender Claims" means the Allowed Claims of the Lenders and the Lenders' Agents consisting of (a) all unpaid principal, interest, Waiver Consideration and other charges accrued through the Petition Date (including, without limitation, interest at default contract rates) in respect of the Senior Credit Facility and respective D&O Credit Facilities, together with all Claims arising from the CIHC Guarantee of Senior Credit Facility Claims, and the Guarantees of D&O Credit Facilities, plus (b) all reasonable fees and expenses (including, without limitation, the fees and expenses of counsel and financial advisors to the Lenders and Lenders' Agents), and other charges. The Claims referred to in clause (a) of the preceding sentence will be Allowed in the following amounts: (i) Senior Credit Facility: $1,537,808,635.55; (ii) 1997 D&O Credit Facility: $206,426,597.90; (iii) 1998 D&O Credit Facility:
$134,205,323.05; (iv) 1998 Non-Refinanced D&O Credit Facility: $10,133,691.23;
and (v) 1999 D&O Credit Facility: $146,375,210.76; the fees and expenses referred to in clause (b) of the preceding sentence will be separately quantified through the Effective Date.

     29. "Available Proceeds" means the amount of Cash received at any time by Old CNC from its liquidation of Residual Assets, after the payment in full in Cash of (a) the reasonable costs and expenses associated with the liquidation (including, without limitation, the payment of any taxes, assessments, insurance premiums, repairs, legal fees and costs, rent, storage and sales commissions), and (b) if applicable, the reasonable costs and expenses associated with the Residual Trust.

     30. "B-2 Guarantee Claims" means all Claims based on or derived from the CFC guarantee of those certain certificates commonly known as "B-2 certificates".

     31. "Ballots" mean the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Impaired Equity Interests entitled to vote shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

     32. "Bankruptcy Code" means Title 11 of the United States Code and applicable portions of Titles 18 and 28 of the United States Code.

     33. "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Illinois, or any other court having jurisdiction over the Chapter 11 Cases.

     34. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. ss. 2075 and the General, Local and Chambers Rules of the Bankruptcy Court.

     35. "Bar Date for the Reorganizing Debtors" means February 21, 2003, except as otherwise specified by order of the Bankruptcy Court.

     36. "Beneficial Holder" means the Person or Entity holding the beneficial interest in a Claim or Equity Interest.

     37. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     38. "Cash" means cash and cash equivalents.

     39. "Cause of Action" means any and all claims, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity, or under any other theory of law. Without limiting the generality of the foregoing, when referring to Causes of Action of the Debtors or their Estates, "Causes of Action" shall include, but not be limited to (i) rights of setoff, counterclaim or recoupment and claims on contracts or for breaches of duties imposed by law; (ii) the right to object to Claims or

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

Equity Interests; (iii) Claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (iv) such Claims and defenses as fraud, mistake, duress and usury.

     40. "CFC" means Conseco Finance Corp., a Delaware corporation.

     41. "CFC/CIHC Intercompany Note" means that certain $1,460,799,080 note due May 11, 2005, issued September 9, 2000, by CFC to CIHC, with $277,376,671 in principal and accrued but unpaid interest outstanding as of the Petition Date.

     42. "CFC Preferred Stock" means those 750 shares of 9% Redeemable Cumulative Preferred Stock of CFC, held by CNC, with a stated value of $1 million per share.

     43. "CFC Residual Intercompany Claims" means the amount (if any) that CIHC owes to CFC on account of the CIHC/CFC Intercompany Note after setoff of the CFC/CIHC Intercompany Note.

     44. "CFC Subsidiary Guarantee" means the CIHC guarantee of up to $250 million of indebtedness of CFC based on CIHC's guarantee of (i) up to $125 million of CFC residual and warehouse facilities with Lehman Brothers; and (ii) up to $125 million of CFC swingline debt and cash management facility with U.S. Bank.

     45. "CFC Subsidiary Guarantee Claims" means any and all Claims derived from or based upon the CFC Subsidiary Guarantee.

     46. "Chapter 11 Cases" means the chapter 11 bankruptcy proceedings filed by the Debtors on the Petition Date in the Bankruptcy Court, with case numbers 02-49671 through 02-49674.

     47. "CIHC" means CIHC, Incorporated, a Delaware corporation.

     48. "CIHC General Unsecured Claims Cap" means the Deemed amount of the Reorganizing Debtor General Unsecured Claims against CIHC, not to exceed $60 million in the aggregate.

     49. "CIHC Guarantee of D&O Credit Facilities" means, collectively, the guarantees by CIHC of the D&O Credit Facilities.

     50. "CIHC Guarantee of Exchange Notes" means those guarantees by CIHC of the Exchange Notes, pursuant to the first senior indenture and terms resolutions dated as of April 24, 2002.

     51. "CIHC Guarantee of Senior Credit Facility" means that CIHC guarantee of the Senior Credit Facility.

     52. "CIHC Guarantee of Senior Credit Facility Claims" means any and all Claims derived from or based upon the CIHC Guarantee of Senior Credit Facility.

     53. "CIHC Unsecured Distribution Cap" means the lesser of (A) 1.00 and (B) a number equal to (i) $3.8 billion, less the Allowed Class 5A Lender Claims, divided by (ii) the sum of Allowed Class 6B Reorganizing Debtor General Unsecured Claims and Total Exchange Note Claims.

     54. "CIHC Unsecured Distribution" means a percentage of the New CNC Common Stock to be issued on the Effective Date equal to the product of (1) (A) the amount of Allowed Class 6B Reorganizing Debtor General Unsecured Claims, divided by (B) $3.8 billion less the sum of (x) the Total Bank Debt Balance plus (y) the amount of Allowed Class 4A 93/94 Note Claims, multiplied by (2) the CIHC Unsecured Distribution Cap.

     55. "CIHC/CFC Intercompany Note" means the $400 million original principal amount note dated May 11, 2002, issued by CIHC to CFC, with approximately $315,030,986 in principal and accrued but unpaid interest as of the Petition Date.

     56. "CIHC/CNC Intercompany Payables" means certain payables owed by CIHC to CNC, including $88,202,660 on account of cash transfers, $523,785,034 on account of intercompany notes payable, $159,087,485 on account of accrued but unpaid interest on intercompany notes and $272,600 on account of accrued but unpaid dividends on certain preferred stock.

     57. "Claim" means a claim (as defined in section 101(5) of the Bankruptcy
Code) against a Debtor, including, but not limited to: (a) any right to payment from a Debtor whether or not such right is reduced to judgment, liquidated, unliquidated, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     58. "Claims Objection Bar Date" means the one hundred and eightieth day following the Confirmation Date.

     59. "Class" means a category of Holders of Claims or Equity Interests as set forth in Article III herein (including, in the case of Class 5A and Class 4B, each subclass thereof).

     60. "Class 4A Notice" means a notice Filed with the Bankruptcy Court that discloses the treatment of the 93/94 Notes.

     61. "CNC" means Conseco Inc., an Indiana corporation.

     62. "CNC Guarantee of D&O Credit Facilities" means, collectively, the guarantees by CNC of the D&O Credit Facilities.

     63. "CNC Guarantees of Trust Preferred Securities" means the limited and subordinated guarantees by CNC of the Trust Preferred Securities, which guarantees were limited to the extent that the issuing Trust had funds available for such distributions.

     64. "CNC Guarantee of Trust Preferred Securities Claims" means any and all Claims derived from or based upon the CNC Guarantees of Trust Preferred Securities. Pursuant to its terms, the CNC Guarantee of Trust Preferred Securities is limited to the extent the Trusts have funds available for distribution. As of the Petition Date, the Trusts had no funds available for distribution and, therefore, the CNC Guarantee of Trust Preferred Securities Claims are Allowed in the amount of $0.

     65. "CNC Old CIHC Preferred Stock Interests" means any and all Interests of CNC in the Old CIHC Preferred Stock.

     66. "CNC Unsecured Distribution" means a percentage of the New CNC Common Stock equal to the result of (A) the CNC Unsecured Numerator, divided by (B) $3.8 billion less (i) Allowed Class 5A Lender Claims plus (ii) the difference between Total Bank Debt Balance and Allowed Class 5A Lender Claims.

     67. "CNC Unsecured Numerator" means an amount equal to the product of (A) the result of (i) $140 million (the assumed amount of Allowed Class 8A Reorganizing Debtor General Unsecured Claims) divided by (ii) the sum of (w) $140 million (the assumed amount of Allowed Class 8A Reorganizing Debtor General Unsecured Claims), (x) Allowed Class 7A Original Note Claims, (y) Total Exchange Note Claims multiplied by 1.7 and (z) Allowed Class 10A Trust Related Claims, multiplied by (B) the First Stepdown Amount, provided however that the CNC Unsecured Numerator shall not exceed $39.4 million.

     68. "Confirmation" means the entry of the Confirmation Order, subject to all conditions specified in Article IX herein having been satisfied or waived pursuant to Article IX herein.

     69. "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     70. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     71. "Confirmation Hearing" means the hearing at which the Confirmation Order is considered by the Bankruptcy Court.

     72. "Conseco Creditors Committee" means the Official Committee of Unsecured Creditors of the Reorganizing Debtors.

     73. "Consenting Parties" means, collectively, each Holder of a Claim (not to include any TOPrS Holder) (i) who has accepted the Plan and is a Holder in a Class that has, as a Class, voted to accept the Plan, or (ii) who (a) receives a distribution of property if the Plan is Confirmed, and (b) has not properly and timely submitted an Opt Out Notice; provided, however, that any person who is a Participant with respect to the Stock Programs, as defined in Article V.K.5 of the Plan, who is not an Ineligible Person, also defined in Article V.K.5 of the Plan, will not become a Consenting Party until such Person executes an Adjustment Agreement, as defined in Article V.K.5 of the Plan.

     74. "Consummation" means the occurrence of the Effective Date.

     75. "Convenience Class Claims" means (i) any Reorganizing Debtor General Unsecured Claim that is under $500 or (ii) any Reorganizing Debtor General Unsecured Claim in excess of $500, which by election of the Holder thereof pursuant to such Holder's ballot elects to have its claim reduced to an amount of $500 and to be treated in Class 9A or Class 7B.

     76. "Creditor" means any Holder of a Claim.

     77. "CTIHC" means CTIHC, Inc., a Delaware corporation.

     78. "D&O Credit Facilities" means the 1997 D&O Credit Facility, the 1998 D&O Credit Facility, the 1998 Non-Refinanced D&O Credit Facility and the 1999 D&O Credit Facility.

     79. "D&O Lenders" means those Holders of Allowed Claims based on, derived from, or under the D&O Credit Facilities.

     80. "D&O Transfer Agreement" means a transfer agreement as described in
Article III.C.4 hereof, to be executed on the Effective Date.

     81. "Debtor" shall mean, as the context requires, any of the Reorganizing Debtors.

     82. "Debtors" means the Reorganizing Debtors, as debtors in the Chapter 11 Cases.

     83. "Debtors in Possession" means the Reorganizing Debtors, as debtors in possession in the Chapter 11 Cases.

     84. "Declaration of Trust" means the declaration of trust to be executed and delivered by CNC and accepted by the Residual Trustee on the Effective Date in substantially the form contained in the Plan Supplement.

     85. "Deemed" means, for any particular Claim, (a) the scheduled amount of the Claim, unless a proof of claim was Filed, in which case the proof of claim amount supersedes the scheduled amount, (b) the amount asserted in Filed proofs of claim for which there are not corresponding scheduled amounts, and (c) if a Filed proof of claim does not assert a sum certain the Deemed amount shall be determined by court order. In all events, if the amount of a Claim is determined or estimated for any purposes by Final Order or stipulation, then that amount shall be the Deemed amount for that Claim.

     86. "Discharged Intercompany Claims" means those intercompany claims and interests which are not Reinstated Intercompany Claims, including, but not limited to, the CNC Old CIHC Preferred Stock Interests.

     87. "Disclosure Statement" means the Disclosure Statement for Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code dated January 31, 2003, as amended, supplemented, or modified from time to time, describing the Plan, that is prepared and distributed in accordance with sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3018 and/or other applicable law.

     88. "Disputed" means, with respect to any Claim or Equity Interest, any Claim or Equity Interest that is not Allowed.

     89. "Distribution Agent" means Old CNC or entity or entities chosen by Old CNC to make or to facilitate distributions required by the Plan.

     90. "Distribution Record Date" means the date for determining which Holders of Claims and Equity Interests are eligible to receive distributions hereunder, and shall be the Confirmation Date or such other date as designated in an order of the Bankruptcy Court.

     91. "Effective Date" means the date selected by the Debtors and consented to by the Conseco Creditors Committee, which is a Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Article IX herein have been (i) satisfied or
(ii) waived pursuant to Article IX.C.

     92. "Entity" means an entity as defined in section 101(15) of the Bankruptcy Code.

     93. "Equity Interest" means all equity interests in any of the Reorganizing Debtors, including, but not limited to, all issued, unissued, authorized or outstanding shares of stock, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

     94. "Estates" means the estates of the Debtors created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

     95. "Exchange Notes" means, collectively, the (i) 8.5% Exchange Notes; (ii) 6.4% Exchange Notes; (iii) 8.75% Exchange Notes; (iv) 6.8% Exchange Notes; (v) 9.0% Exchange Notes; and (vi) 10.75% Exchange Notes.

     96. "Exchange Note Claims" means any and all Claims derived from or based upon the Exchange Notes.

     97. "Exchange Note Distribution" means a percentage of the New CNC Common Stock to be issued on the Effective Date equal to the result of (A) Exchange Note Numerator, divided by (B) $3.8 billion less (i) the Allowed 5A Lender Claims and plus (ii) the difference between Total Bank Debt Balance and Allowed 5A Lender Claims.

     98. "Exchange Note Numerator" means an amount equal to the product of (A) the result of (i) the Total Exchange Note Claims multiplied by 1.7, divided by
(ii) the sum of (w) Allowed Class 7A Original Note Claims, plus the Total Exchange Note Claims multiplied by 1.7, multiplied by (B) the Second Stepdown Amount.

     99. "File" or "Filed" means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

     100. "Final Decree" means the decree contemplated under Bankruptcy Rule
3022.

     101. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, provided, however, that if the lower court order is not stayed, then the lower court order shall be deemed a Final Order.

     102. "Finance Company Creditors' Committee" means the official committee of unsecured creditors appointed in the Finance Company Debtors' Cases.

     103. "Finance Company Debtors" means Conseco Finance Corp., Conseco Finance Servicing Corp., Conseco Finance Corp. - Alabama, Conseco Finance Credit Corp., Conseco Finance Consumer Discount Company, Conseco Finance Canada Holding Company, Conseco Finance Canada Company, Conseco Finance Loan Company, Rice Park Properties Corporation, Landmark Manufactured Housing, Inc., Conseco Finance Net Interest Margin Finance Corp. I, Conseco Finance Net Interest Margin Finance Corp. II, Green Tree Finance Corp. - Two, Conseco Agency of Nevada, Inc., Conseco Agency of New York, Inc., Green Tree Floorplan Funding Corp., Conseco Agency, Inc., Conseco Agency of Alabama, Inc., Conseco Agency of Kentucky, Inc., Crum-Reed General Agency, Inc., Green Tree Finance Corp. - Five, Green Tree Residual Finance Corp. I, and Conseco Finance Credit Card Funding Corp.

     104. "Finance Company Debtors' Cases" means the chapter 11 bankruptcy proceedings filed by the Finance Company Debtors.

     105. "Finance Company Plan" means the plan of reorganization filed by the Finance Company Debtors in the Finance Company Debtors' Cases, as amended from time to time.

     106. "First Stepdown Amount" means $3.8 billion, less (i) the Allowed Class 5A Lender Claims, (ii) the difference between (x) Total Bank Debt Balance and
(y) Allowed Lender Claims, (iii) the Allowed Class 6B Reorganizing Debtor General Unsecured Claims, (iv) the Allowed Class 4A 93/94 Note Claims and (v) the aggregate amount of the Convenience Class Claims.

     107. "GM Building" means the office building commonly known as the GM Building, located at 767 5th Avenue, New York, New York 10153.

     108. "Guarantees of D&O Credit Facilities" means, collectively, the CNC Guarantee of D&O Credit Facilities and CIHC Guarantee of D&O Credit Facilities.

     109. "Guarantee of Senior Notes" means the CIHC Guarantee of the Senior Notes.

     110. "Holder" means a Person or Entity holding an Equity Interest or Claim.

     111. "Holding Company Shared Recovery Allocation Amount" means 30% of the Cash or assets in the Shared Recovery Escrow Account (as defined in the Finance Company Plan).

     112. "Impaired" means with respect to any Class of Claims or Equity Interests, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     113. "Impaired Claim" means a Claim classified in an Impaired Class.

     114. "Insurance Subsidiary" means those subsidiaries of the Debtors authorized or licensed to issue or write insurance.

     115. "Lehman" means, collectively, Lehman ALI Inc., Lehman Brothers Inc., Lehman Commercial Paper Inc., and Lehman Brothers Holdings Inc. and their affiliates.

     116. "Lenders' Agents" means Bank of America, N.A. and JPMorgan Chase Bank, in their respective roles as Administrative Agents under the Senior Credit Facility and D&O Credit Facilities.

     117. "Lender Claims" means any and all Claims based on or derived from the
(i) Senior Credit Facility; (ii) CIHC Guarantee of Senior Credit Facility, (iii) CNC Guarantee of D&O Credit Facilities, or (iv) CIHC Guarantee of D&O Credit Facilities.

     118. "Lender Subcommittee" means a subcommittee of the Conseco Creditors Committee consisting of Bank of America, N.A., Angelo Gordon & Co. and The Bank of New York, together with JPMorgan Chase Bank as an ex officio member of such subcommittee.

     119. "Lenders" means all Holders of Lender Claims, the Lenders' Agents, and their respective officers, directors, employees, agents, professionals and representatives.

     120. "Management Incentive Plan" means a post-Effective Date management incentive compensation plan on terms substantially as set forth in the Plan Supplement, as such plan may be modified or supplemented after the Effective Date by the Board of Directors of New CNC.

     121. "Market Value" means the then average daily closing price of New CNC Common Stock measured over the preceding 60 trading days.

     122. "Master Ballots" mean the master ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Impaired Equity Interests shall indicate their acceptance or rejection of the Plan in accordance with the Voting Instructions.

     123. "Net D&O Litigation Proceeds" means the aggregate of all net proceeds and collections (net of costs, fees and expenses), whether by judgment, settlement, or otherwise, from claims based on or derived from the D&O Credit Facilities or other derivative claims brought by the Reorganized Debtors against those current or former directors and officers of the Reorganizing Debtors or Reorganized Debtors who are not eligible to participate in the programs described in Article V.K.5 below.

     124. "New CNC" means a corporation that is incorporated under the laws of the State of Delaware and pursuant hereto.

     125. "New CNC By-laws" means the by-laws of New CNC, substantially in the form contained in the Plan Supplement.

     126. "New CNC Charter" means the Certificate of Incorporation of New CNC, substantially in the form contained in the Plan Supplement.

     127. "New CNC Common Stock" means approximately 8,000,000,000 shares of common stock in New CNC, par value $.01 per share, to be authorized pursuant to the New CNC Charter of which approximately 101,000,000 shares shall be initially issued pursuant hereto on the Effective Date.

     128. "New CNC Common Stock Holdback" means the New CNC Common Stock held in reserve, as of the Effective Date, for distributions to Holders of Class 4A, 8A, and 6 B Claims and Equity Interests that are Disputed or do not assert a sum certain. The Deemed amount shall determine the New CNC Common Stock Holdback.

     129. "New CNC Preferred Stock" means Class A Preferred Stock of New CNC to be distributed on the Effective Date to the Holders of Allowed Claims in Classes 5A-1, 5A-2, 4B-1 and 4B-2 pursuant to the Plan with terms substantially as set forth in the Plan Supplement, and an initial liquidation preference equal to the Remaining Bank Debt Balance.

     130. "New CNC Warrant Agreement" means the warrant agreement substantially in the form contained in the Plan Supplement.

     131. "New CNC Warrants" means those certain warrants of New CNC to be distributed on the Effective Date to the Holders of Allowed Claims in Class 10A, as described in Article V.I below, and substantially in the form contained in the New CNC Warrant Agreement.

     132. "New Credit Facility" means a senior secured Credit Agreement among New CNC, as borrower, Bank of America, N.A., as Agent, and the Holders of Lender Claims, substantially in the form included in the Plan Supplement providing for the New Tranche A Bank Debt and the New Tranche B Bank Debt, the Security Agreement (as defined in the New Credit Facility) among New CNC, Reorganized CIHC and certain other subsidiaries of New CNC, as Guarantors, and Bank of America, N.A., as Agent, and all other documents entered into in connection therewith or contemplated thereby.

     133. "New Senior Notes" means the new senior notes issued by CNC with terms substantially as set forth in the Class 4 A Notice and in the 93/94 Notes Term Sheet.

     134. "New Tranche A Bank Debt" means that portion of indebtedness of New CNC under the New Credit Facility that constitutes Tranche A Term Loans as defined therein having a principal amount of $1 billion.

     135. "New Tranche B Bank Debt" means that portion of the indebtedness of New CNC under the New Credit Facility that constitutes Tranche B Term Loans as defined therein in a principal amount equal to the New Tranche B Bank Debt Amount.

     136. "New Tranche B Bank Debt Amount" means $300 million.

     137. "Nominee" means any broker, dealer, commercial bank, trust company, savings and loan, financial institution or other nominee in whose name securities were registered or held of record on behalf of a Beneficial Holder.

     138. "Non-D&O Lenders" means Holders of Allowed Lender Claims based on, derived from, or under the Senior Credit Facility.

     139. "Noteholder Subcommittee" means a subcommittee of the Conseco Creditors Committee consisting of Appaloosa Management, L.P., HSBC Bank USA, and First Pacific Advisors, Inc., together with Allfirst Trust Company, N.A. as an ex officio member of such subcommittee.

     140. "Official Committees" means the Conseco Creditors Committee and the TOPrS Committee.

     141. "Old CIHC Common Stock" means all of the issued and outstanding shares of common stock of CIHC as of immediately prior to the Effective Date.

     142. "Old CIHC Common Stock Interest" means all Equity Interests evidenced by Old CIHC Common Stock.

     143. "Old CIHC Preferred Stock" means all issued and outstanding shares of preferred stock of CIHC as of immediately prior to the Effective Date.

     144. "Old CNC" means CNC or any successor thereto (other than New CNC), by merger, consolidation or otherwise, on and after the Effective Date.

     145. "Old CNC Common Stock" means all of the issued and outstanding shares of CNC common stock, as of immediately prior to the Effective Date.

     146. "Old CNC Common Stock Interest" means all Equity Interests evidenced by Old CNC Common Stock.

     147. "Old CNC Other Preferred Stock" means all preferred Equity Interests in Old CNC that are not Series F Preferred Stock.

     148. "Old CNC Other Preferred Stock Interests" means all Equity Interests evidenced by the Old CNC Other Preferred Stock.

     149. "Old CNC Preferred Stock" means all Equity Interests evidenced by (i) the Old CNC Series F Preferred Stock and (ii) the Old CNC Other Preferred Stock.

     150. "Old CNC Preferred Stock Interest" means all Equity Interests evidenced by Old CNC Preferred Stock.

     151. "Old CNC Series F Preferred Stock" means those certain Equity Interests evidenced by Series F preferred stock in Old CNC, as of immediately prior to the Effective Date.

     152. "Old CNC Series F Preferred Stock Interests" means all Equity Interests evidenced by Old CNC Series F Preferred Stock.

     153. "Old CTIHC Common Stock" means all of the issued and outstanding shares of CTIHC common stock, as of immediately prior to the Effective Date.

     154. "Old CTIHC Common Stock Interest" means all Equity Interests evidenced by Old CTIHC Common Stock.

     155. "Old PHG Common Stock" means all of the issued and outstanding shares of PHG common stock, as of immediately prior to the Effective Date.

     156. "Old PHG Common Stock Interest" means all Equity Interests evidenced by Old PHG Common Stock.

     157. "Opt Out Notice" means those certain notices, approved by the Bankruptcy Court, to be sent to Holders of Allowed Class 4A, 5A, 6A, 7A, 8A, 4B, 5B, and 6B Claims, giving such Holders the option to opt out of the release provision set forth in Article X.C hereof.

     158. "Original Notes Distribution" means a percentage of the New CNC Common Stock to be issued on the Effective Date equal to the result of (A) Original Notes Numerator, divided by (B) $3.8 billion less (i) the Allowed 5A Lender Claims, plus (ii) the difference between Total Bank Debt Balance and Allowed 5A Lender Claims.

     159. "Original Notes" means, collectively: (i) 8.5% Original Notes; (ii) 6.4% Original Notes; (iii) 8.75% Original Notes; (iv) 6.8% Original Notes; (v) 9.0% Original Notes; and (vi) 10.75% Original Notes.

     160. "Original Notes Numerator" means an amount equal to the product of (A) the result of (i) the Allowed Class 7A Original Note Claims divided by (ii) the sum of (w) Allowed Class 7A Original Note Claims, plus the Total Exchange Note Claims multiplied by 1.7, multiplied by (B) the Second Stepdown Amount.

     161. "Other Priority Claims" means any and all Claims accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

     162. "Other Secured Claims" means any and all Secured Claims against the Debtors not specifically described herein, excluding, without limiting the generality of the foregoing, the 93/94 Note Claims and the Lender Claims arising under or derived from the 1999 D&O Credit Facility.

     163. "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, trustee, United States Trustee, estate, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency, or political subdivision thereof, or other entity.

     164. "Petition Date" means December 17, 2002.

     165. "PHG" means Partners Health Group, Inc., an Illinois corporation.

     166. "Plan" means this Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code, together with all exhibits hereto, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the terms hereof, the Bankruptcy Code and the Bankruptcy Rules.

     167. "Plan Supplement" means the compilation of documents and form of documents, schedules and exhibits to be Filed prior to the hearing on the Disclosure Statement, as modified or supplemented prior to the Confirmation Hearing in accordance with Article XII.A of the Plan.

     168. "Plan Value" means $3.8 billion as the value of New CNC.

     169. "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

     170. "Professional Escrow Account" means an interest-bearing savings account funded and maintained by the Reorganized Debtors on and after the Effective Date solely for the purpose of paying all fees and expenses of Professionals in these Chapter 11 Cases.

     171. "Professional", or collectively "Professionals" means a Person or Entity (a) employed pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Confirmation Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

     172. "Pro Rata" means the proportion that an Allowed Claim or an Allowed Equity Interest in a particular Class bears to the aggregate amount of Allowed Claims or the aggregate number of Allowed Equity Interests in such Class.

     173. "Registration Rights Agreement" means agreements entered into by New CNC for the benefit of certain holders of New CNC Preferred Stock and New CNC Common Stock, substantially in the form set forth in the Plan Supplement.

     174. "Reinstated CIHC Preferred Stock" means such preferred stock issued by CIHC to certain CIHC non-debtor insurance subsidiaries, pursuant to which amounts owed to certain CIHC non-debtor insurance subsidiaries include (i) $43,387,976 owed to Bankers Life and Casualty Company, $35,300,140 owed to Conseco Annuity Assurance Company and $16,986,835 owed to Conseco Life Insurance Company on account of 1994 series preferred stock, (ii) $10,224,000 owed to Bankers Life and Casualty Company, $23,004,000 owed to Conseco Life Insurance Company and $12,780,000 owed to Washington National Insurance Company on account of 1998 series preferred stock, and (iii) $4,709,250 owed to Conseco Life Insurance Company on account of the CIHC $2.32 redeemable callable preferred stock.

     175. "Reinstated CIHC Preferred Stock Dividends" means those amounts owed to certain CIHC non-debtor insurance subsidiaries on account of accrued but unpaid dividends on Reinstated CIHC Preferred Stock.

     176. "Reinstated CIHC Preferred Stock Interest" means all Equity Interests evidenced by Reinstated CIHC Preferred Stock.

     177. "Reinstated Intercompany Claims" means those intercompany Claims set forth on Exhibit G to the Disclosure Statement, including, but not limited to the Reinstated CIHC Preferred Stock Dividends, plus any Claims arising from executory contracts (i) between or among the Debtors or (ii) between or among a Debtor or Debtors and an Insurance Subsidiary or Insurance Subsidiaries of the Debtors which have been assumed on or prior to the Effective Date, including but not limited to intercompany tax sharing agreements.

     178. "Releasees" means all current and former officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of the Reorganizing Debtors and their subsidiaries except for (i) the Finance Company Debtors and (ii) the subsidiaries of the Finance Company Debtors, in each case in their capacity as such, and only if serving in one such capacity on the Petition Date or thereafter.

     179. "Remaining Bank Debt Balance" means the Total Bank Debt Balance minus
(i) the aggregate initial principal amount of New Tranche A Bank Debt and New Tranche B Bank Debt and (ii) any portion of the Allowed Lender Claims paid in cash on the Effective Date under the Plan.

     180. "Reorganized CIHC" means CIHC, or any successor thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

     181. "Reorganized Debtors" means the Reorganizing Debtors and New CNC, in each case, on or after the Effective Date.

     182. "Reorganizing Debtor" shall mean, as the context requires, CIHC, CNC, CTIHC and/or PHG (collectively, the "Reorganizing Debtors").

     183. "Reorganizing Debtor General Unsecured Claims" means any Claim against the Reorganizing Debtors that is not a/an: (i) Administrative Claim; (ii) Priority Tax Claim; (iii) Other Priority Claim; (iv) Other Secured Claim; (v) Secured Claim; (vi) Reinstated Intercompany Claim; (vii) 93/94 Note Claim (to the extent secured); (viii) Lender Claim; (ix) Exchange Note Claim; (x) Original Note Claim; (xi) Convenience Class Claim; (xii) Trust Related Claim; (xiii) Discharged Intercompany Claim; or (xiv) Securities Claim. Without limiting the generality of the foregoing, "Reorganizing Debtor General Unsecured Claims" includes, without limitation, the CFC Residual Intercompany Claims (after giving effect to Article VII.F hereof).

     184. "Reorganizing Debtors" means CNC, CIHC, CTIHC and PHG.

     185. "Reorganizing Subplans" means the individual Plans of reorganization, provided herein, for each of the Reorganizing Debtors.

     186. "Residual Assets" means only the following assets of Old CNC: the Residual Subsidiaries and to the extent not included in the assets of the Residual Subsidiaries, an amount of Cash required to satisfy (a) the reasonable costs and expenses associated with the liquidation of Old CNC (including, without limitation, the payment of any taxes, assessments, insurance premiums, repairs, legal fees, Residual Trustee's fees and costs, rent, storage and sales commissions), and (b) if applicable, the reasonable costs and expenses associated with the Residual Trust.

     187. "Residual Claims" means the Claims assigned to the Residual Trust pursuant to the provisions herein.

     188. "Residual Share" means the authorized capital stock of Old CNC, which shall consist of a single share of common stock, no par value.

     189. "Residual Subsidiaries" means those direct or indirect subsidiaries of CNC set forth on the Residual Subsidiary Schedule contained in the Plan Supplement.

     190. "Residual Trust" means the grantor trust to be created on the Effective Date to hold the equity interests in Old CNC.

     191. "Residual Trustee" means Wilmington Trust Company, who will be appointed pursuant to the Declaration of Trust to serve as trustee of the Residual Trust.

     192. "Schedules" mean the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs as the Bankruptcy Court requires the Debtors to file pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be amended and supplemented from time to time.

     193. "Second Stepdown Amount" means the First Stepdown Amount less (i) the value of the CNC Unsecured Distribution and (ii) the value of the TOPrS Settlement Equity Recovery based upon Plan Value.

     194. "Secured Claim" means (a) a Claim that is secured by a lien on property in which the Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Creditor's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Plan as a Secured Claim.

     195. "Securities Act" means the Securities Act of 1933, 15 U.S.C. sections 77a-77aa, as now in effect or hereafter amended, or any similar federal, state or local law.

     196. "Securities Claims" means Claims of the type described in, and subject to subordination under, section 510(b) of the Bankruptcy Code, including any and all Claims whatsoever, whether known or unknown, foreseen or unforeseen, currently existing or hereafter arising, arising from rescission of a purchase or sale of a security of the Debtors or an affiliate of the Debtors, for damages arising from the purchase, sale or holding of such securities, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

     197. "Senior Credit Facility" means the $1,500,000,000 Five-Year Credit Agreement dated as of September 25, 1998 among CNC, Bank of America, N.A., as Agent, and the financial institutions signatory thereto, as amended, supplemented, waived or otherwise modified from time to time, including, without limitation, pursuant to the following instruments: Amendment dated as of September 22, 2000, Amendment dated as of May 30, 2001, Amendment dated as of March 20, 2002, Waiver No. 1 dated as of August 14, 2002, Waiver No. 2 dated as of September 8, 2002 and Waiver No. 3 dated as of October 18, 2002. The Senior Credit Facility is guaranteed by CIHC.

     198. "Senior Management Employment Agreements" means, except as executives otherwise agree, those employment agreements included in the Plan Supplement.

     199. "Senior Management KERP" means that certain key employee retention program described in the Debtors' motion for an order authorizing the Debtors to implement a key employee retention program for senior management, filed February 5, 2003, and approved by the Bankruptcy Court on February 24, 2003.

     200. "Senior Note Claims" means, collectively, the (i) Exchange Note Claims and (ii) Original Note Claims.

     201. "Stated Cure Amounts" means those cure amounts for contracts to be assumed by the Debtors on or prior to the Effective Date, notice of which shall be sent to affected contract counterparties no later than 10 days before the Confirmation Hearing.

     202. "Stated Intercompany Cure Amounts" means those Stated Cure Amounts that relate to assumed contracts between the Debtors or between the Debtors and their subsidiaries.

     203. "Subordinated Debentures" means those certain subordinated deferrable interest debentures that are held by the Trusts and issued under (A) a subordinated indenture dated November 14, 1996 from CNC to State Street Bank and Trust Company as successor trustee to Fleet National Bank, as trustee, as supplemented and (B) a subordinated indenture dated December 8, 1997 (as supplemented) between CNC and the First National Bank of Chicago (n/k/a Bank One), including: (i) 9.16% subordinated deferrable interest debentures dated November 14, 1996, due November 30, 2026, (ii) 8.70% subordinated deferrable interest debentures dated November 22, 1996, due November 15, 2026, (iii) 8.796% subordinated deferrable interest debentures dated March 26, 1997, due April 1, 2027, (iv) 8.70% subordinated deferrable interest debentures dated August 24, 1998, due September 30, 2028, (v) 9.00% subordinated deferrable interest debentures dated October 14, 1998, due December 31, 2028, (vi) 9.44% subordinated deferrable interest debentures dated August 31, 1999, due September of 2029, and (vii) 6.75% subordinated deferrable interest debentures due February 16, 2003.

     204. "Subordinated Debenture Claims" means all Claims derived from or based upon the Subordinated Debentures.

     205. "TOPrS 9019 Motion" means that certain motion Filed in the Bankruptcy Court seeking approval of the settlement as described in Article V.I hereof.

     206. "TOPrS Appeals" means those appeals filed by the TOPrS Committee with respect to (i) that certain order of the Bankruptcy Court dated July 16, 2003 [docket no. 4448], granting Debtors' motion for order approving amended employment agreement with M. Bublitz; and (ii) that certain order of the Bankruptcy Court dated June 18, 2003, ordering the dismissal of the TOPrS Committee's adversary proceeding against Bank of America, N.A. and JPMorgan Chase Bank, docketed in the Bankruptcy Court as adversary proceeding number 03-A-00659.

     207. "TOPrS Committee" means the Official Committee of Trust Originated Preferred Securities Holders.

     208. "TOPrS Opt Out Notice" means that certain notice approved by the Bankruptcy Court, to be sent to Holder of Allowed Class 10A Claims, giving such Holders the option to opt out of the TOPrS Settlement.

     209. "TOPrS Settlement D&O Litigation Recovery" means 45% of the Net D&O Litigation Proceeds, in an aggregate amount not to exceed $30 million, payable in (i) Cash, or (ii) in the sole discretion of New CNC, through the issuance of New CNC Common Stock based on the Market Value of such New CNC Common Stock at the time such payment is due and payable, on terms and conditions more fully described in Article V.I hereof.

     210. "TOPrS Settlement Equity Recovery" means 1.5% of the New CNC Common Stock outstanding as of the Effective Date.

     211. "TOPrS Settlement Recovery" means (i) the TOPrS Settlement D&O Litigation Recovery Amount, (ii) the TOPrS Settlement Equity Recovery and (iii) the New CNC Warrants. 212. "TOPrS Settlement Representative" means a member of the TOPrS Committee or such other representative acceptable to the Debtors designated in writing by the TOPrS Committee.

     213. "Total Bank Debt Balance" means the aggregate amount of the Allowed Lender Claims, plus all interest, Waiver Consideration and accrued but unpaid interest thereon (at the contractual default rate), compounded monthly, through the Effective Date in a manner consistent with the Senior Credit Facility and D&O Credit Facilities. Such amount is intended to include all obligations under the Senior Credit Facility and the D&O Credit Facilities, and the respective guarantees thereof by CIHC that benefit from the contractual subordination of other Allowed Claims.

     214. "Total Exchange Note Claims" means the aggregate of the Allowed Exchange Note Claims plus, to the extent permitted under the Bankruptcy Code, interest through the Effective Date.

     215. "Trust Preferred Securities" means the following securities that have been issued by the Trusts: (i) 9.16% Trust Originated Preferred Securities, (ii) 8.70% Trust Pass-Through Securities, (iii) 8.796% Capital

Securities, (iv) 8.70% Trust Originated Preferred Securities, (v) 9% Trust Originated Preferred Securities, (vi) 9.44% Trust Originated Preferred Securities, and (vii) 6.75% Trust Originated Preferred Securities.

     216. "Trust Indenture Act" means the Trust Indenture Act of 1939, 15 U.S.C.
section 77aaa, as now in effect or hereafter amended.

     217. "Trust Related Claims" means collectively, (a) the Subordinated Debenture Claims and (b) the CNC Guarantee of Trust Preferred Securities, and to the extent related thereto, the Trust Preferred Securities.

     218. "Trusts" means those certain Delaware business trusts which (a) issued common securities to CNC, (b) issued the Trust Preferred Securities, and (c) are the Holders of the Subordinated Debentures.

     219. "Unimpaired" means, with respect to a Class of Claims or Equity Interests, a Claim or Equity Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

     220. "Unofficial Bank Committee" means that certain steering committee of the Lenders formed prior to the Petition Date and comprised of Bank of America, N.A., JPMorgan Chase Bank, The Bank of New York, Deutsche Bank, AG, Angelo, Gordon and Co. L.P. and General Electric Capital Corporation.

     221. "Unofficial Noteholder Committee" means that certain unofficial committee of Noteholders formed prior to the Petition Date and comprised of Appaloosa Management, L.P., Barclays Bank, Calvert Group, Ltd., First Pacific Advisors, Inc., HSBC Bank USA, Metropolitan West Asset Management and Whippoorwill Associates.

     222. "Voting Deadline" means June 6, 2003, as extended from time to time.

     223. "Voting Instructions" means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "SOLICITATION; VOTING PROCEDURES" and in the Ballots and the Master Ballots.

     224. "Waiver Consideration" means the aggregate amount of "Waiver Consideration" as defined in each of the Waivers No. 2 dated as of September 8, 2002 with respect to the D&O Credit Facilities.

     225. "Work-Down Plan" means the Conseco, Inc. 2000 Employee Stock Purchase Program Work-Down Plan, and the Conseco, Inc. 2000 Non-Employee Stock Purchase Program Work-Down Plan.

                                  Article II.

        ADMINISTRATIVE AND PRIORITY TAX CLAIMS AGAINST ALL OF THE DEBTORS

A.   Administrative Claims

     Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the Effective Date or as soon thereafter as is practicable, (ii) if such Administrative Claim is Allowed after the Effective Date, on the date such Administrative Claim is Allowed, or as soon thereafter as is practicable, or (iii) upon such other terms as may be agreed upon by such Holder and the respective Reorganized Debtor or otherwise upon an order of the Bankruptcy Court; provided that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan will be assumed on the Effective Date and paid or performed by the respective Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations. The Reorganizing Debtors (and the Reorganized Debtors) are not obliged to pay Administrative Claims (other than the Administrative Claims of the U.S. Internal Revenue Service to the extent the U.S. Internal Revenue Service is entitled to assert such claims under applicable nonbankruptcy law) against any Finance Company Debtors.

     Notwithstanding anything in this Plan to the contrary, the U.S. Internal Revenue Service shall not be required to file an Administrative Claim for taxes (or penalties and interest with respect to such taxes) for a tax period after the Petition Date until the Reorganizing Debtors have first filed with the U.S. Internal Revenue Service any and all required tax returns and the time for assessment and collection of such liability, as provided under the nonbankruptcy statutory authority governing such time limits, has expired.

B.   Priority Tax Claims

     On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall be paid, at the option of the respective Debtor, (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, or (b) Cash over a six-year period from the date of assessment as provided in section 1129(a)(9)(C) of the Bankruptcy Code, with interest payable at a fixed rate determined as of the Confirmation Date by the formula provided in section 6621(a)(2) of the Internal Revenue Code and compounded daily (as provided in section 6622 of the Internal Revenue Code). Any deferred payments made pursuant to section 1129(a)(9)(C) of the Bankruptcy Code shall be by equal monthly Cash payments beginning on the first day of the calendar month following the Effective Date. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (x) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (y) survive the Effective Date and Consummation of the Plan as if the Chapter 11 Cases had not been commenced, and (z) not be discharged pursuant to section 1141 of the Bankruptcy Code. If the Reorganizing Debtors substantially default on the payments of a tax due to the U.S. Internal Revenue Service under this Plan, then the total amount still owed to the U.S. Internal Revenue Service under this Plan shall become due and payable, and the U.S. Internal Revenue Service may collect such amount through the administrative and judicial collection provisions of the Internal Revenue Code or as otherwise permitted under nonbankruptcy law. In this context, "substantial default" shall mean that the Reorganizing Debtors have defaulted on a series of Plan payments to the U.S. Internal Revenue Service and have ceased making any payments under the Plan, and, after receiving notice of such default from the U.S. Internal Revenue Service, have not attempted to cure the default and satisfy their Plan obligations.

                                  Article III.

     CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.   Summary

     The categories of Claims and Equity Interests listed below classify Claims and Equity Interests in or against the Reorganizing Debtors for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date.

     1. CNC: Summary of Classification and Treatment of Claims and Equity Interests

         ------------ ------------------------------------------------------ ----------------- ----------------------
         Class        Claim                                                  Status            Voting Right
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         1A           Other Priority Claims                                  Unimpaired        Deemed to Accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         2A           Other CNC Secured Claims                               Unimpaired        Deemed to Accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         3A           Reinstated Intercompany Claims                         Unimpaired        Deemed to Accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         4A           93/94 Note Claims                                      Impaired          Entitled to vote
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         5A           Lender Claims
         ------------ ------------------------------------------------------ ----------------- ----------------------


         ------------ ------------------------------------------------------ ----------------- ----------------------
         Class        Claim                                                  Status            Voting Right
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
                         Subclass 5A-1                                       Impaired          Entitled to vote
                         Subclass 5A-2                                       Impaired          Entitled to vote
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         6A           Exchange Note Claims                                   Impaired          Entitled to vote
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         7A           Original Note Claims                                   Impaired          Entitled to vote
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         8A           Reorganizing Debtor General Unsecured Claims           Impaired          Entitled to vote
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         9A           Convenience Class Claims                               Unimpaired        Deemed to Accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         10A          Trust Related  Claims                                  Impaired          Deemed to reject
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         11A          Old CNC Preferred Stock Interests
                         Subclass 11A-1                                      Impaired          Deemed to reject
                         Subclass 11A-2                                      Impaired          Deemed to reject
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         12A          Old CNC Common Stock Interests                         Impaired          Deemed to reject
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         13A          Discharged Intercompany Claims                         Impaired          Deemed to reject
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         14A          Securities Claims                                      Impaired          Deemed to reject
         ------------ ------------------------------------------------------ ----------------- ----------------------

     2. CIHC: Summary of Classification and Treatment of Claims and Equity Interests

         ------------ ------------------------------------------------------ ----------------- ----------------------
         Class        Claim                                                  Status            Voting Right
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         1B           Other Priority Claims                                  Unimpaired        Deemed to accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         2B           Other Secured Claims                                   Unimpaired        Deemed to accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         3B           Reinstated Intercompany Claims                         Unimpaired        Deemed to accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         4B           Lender Claims
                         Subclass 4B-1                                       Impaired          Entitled to vote
                         Subclass 4B-2                                       Impaired          Entitled to vote
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         5B           Exchange Note Claims                                   Impaired          Entitled to vote
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         6B           Reorganizing Debtor General Unsecured Claims           Impaired          Entitled to vote
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         7B           Convenience Class Claims                               Unimpaired        Deemed to accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         8B           Reinstated CIHC Preferred Stock Interests              Unimpaired        Deemed to accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         9B           Old CIHC Common Stock Interests                        Unimpaired        Deemed to accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         10B          Discharged Intercompany Claims                         Impaired          Deemed to reject
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         11B          Securities Claims                                      Impaired          Deemed to reject
         ------------ ------------------------------------------------------ ----------------- ----------------------





     3. CTIHC: Summary of Classification and Treatment of Claims and Equity Interests

         ------------ ------------------------------------------------------ ----------------- ----------------------
         Class        Claim                                                  Status            Voting Right
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         1C           Other Priority Claims                                  Unimpaired        Deemed to accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         2C           Other Secured Claims                                   Unimpaired        Deemed to accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         3C           Reorganizing Debtor General Unsecured Claims           Impaired          Entitled to vote
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         4C           Old CTIHC Common Stock Interests                       Impaired          Deemed to reject
         ------------ ------------------------------------------------------ ----------------- ----------------------

     4. PHG: Summary of Classification and Treatment of Claims and Equity Interests

         ------------ ------------------------------------------------------ ----------------- ----------------------
         Class        Claim                                                  Status            Voting Right
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         1D           Other Priority Claims                                  Unimpaired        Deemed to accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         2D           Other Secured Claims                                   Unimpaired        Deemed to accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         3D           Reorganizing Debtor General Unsecured Claims           Impaired          Deemed to accept
         ------------ ------------------------------------------------------ ----------------- ----------------------
         ------------ ------------------------------------------------------ ----------------- ----------------------
         4D           Old PHG Common Stock Interests                         Impaired          Deemed to reject
         ------------ ------------------------------------------------------ ----------------- ----------------------

B.   Classification and Treatment of Classified Claims and Equity Interests: CNC

     1. Class 1A--Other Priority Claims

          (a) Classification: Class 1A consists of the Other Priority Claims against CNC.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1A Claims are unaltered by the Plan. Unless otherwise agreed to by the Holders of the Allowed Other Priority Claim and CNC, each Holder of an Allowed Class 1A Claim shall receive, in full and final satisfaction of such Allowed Class 1A Claim, one of the following treatments, in the sole discretion of CNC:

               (i) CNC or the Distribution Agent will pay the Allowed Class 1A Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class 1A Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class 1A Claims become due and owing in the ordinary course of business; or

               (ii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          (c) Voting: Class 1A is Unimpaired and the Holders of Class 1A Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1A are not entitled to vote to accept or reject the Plan.

     2. Class 2A--Other Secured Claims

          (a) Classification: Class 2A consists of the Other Secured Claims against CNC.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Class 2A Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class 2A Claim and CNC, each Holder of an Allowed Class 2A Claim shall receive, in full and final satisfaction of such Allowed Class 2A Claim, one of the following treatments, in the sole discretion of CNC:

               (i) the Allowed Class 2A Claims shall be reinstated as an obligation of New CNC;

               (ii) CNC shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or further recourse against CNC; provided that, such surrender must render such Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code; or

               (iii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          On the Effective Date or as soon as practicable thereafter, the Allowed Class 2A Claims of the U.S. Internal Revenue Service, if any, shall be paid, at the option of the respective Reorganizing Debtor or Reorganized Debtor, (a) Cash in an amount equal to the amount of such Allowed Class 2A Claim, or (b) Cash over a six-year period from the date of assessment of the tax to which the claim relates, with interest payable at a fixed rate determined as of the Confirmation Date by the formula provided in section 6621(a)(2) of the Internal Revenue Code and compounded daily (as provided in section 6622 of the Internal Revenue Code). Any deferred payments made pursuant to this provision of the Plan shall be by equal monthly Cash payment beginning on the first day of the calendar month following the Effective Date.

          Notwithstanding any other provision of this Plan, any oversecured Allowed Class 2A Claim of the U.S. Internal Revenue Service shall be entitled to postpetition interest at the rate provided for in section 6621(a)(2) of the Internal Revenue Code up to the amount by which the value of the property securing the oversecured Allowed Class 2A Claim of the U.S. Internal Revenue Service exceeds the value of such claim.

          The U.S. Internal Revenue Service shall retain the tax liens and rights to setoff securing its Allowed Class 2A Claims and, in the event the Reorganizing Debtors substantially default on the payment of such claims (as provided for in this Plan), then the total amount still owed to the U.S. Internal Revenue Service under this Plan shall become due and payable, and the U.S. Internal Revenue Service may collect such amount through the administrative or judicial collection provisions of the U.S. Internal Revenue Code or as otherwise permitted under nonbankruptcy law. In this context, "substantial default" shall mean that the Reorganizing Debtors have defaulted on a series of Plan payments to the U.S. Internal Revenue Service and have ceased making any payments under the Plan, and, after receiving notice of such default from the U.S. Internal Revenue Service, have not attempted to cure the default and satisfy their Plan obligations.

          (c) Voting: Class 2A is Unimpaired and the Holders of Class 2A Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2A are not entitled to vote to accept or reject the Plan.

     3. Class 3A--Reinstated Intercompany Claims

          (a) Classification: Class 3A consists of the Reinstated Intercompany Claims against CNC.

          (b) Allowance: The Reinstated Intercompany Claims are Allowed in the amount of the Reinstated CIHC Preferred Stock Dividends plus all Stated Intercompany Cure Amounts.

          (c) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 3A Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of such Claim and CNC, each Allowed Class 3A Claim shall be reinstated as obligations of New CNC in full and final satisfaction of such Class 3A Claim. The relevant agreements, instruments and documents underlying Allowed Class 3A Claims will be also be unimpaired.

          (d) Voting: Class 3A is Unimpaired and the Holders of Class 3A Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3A are not entitled to vote to accept or reject the Plan.

     4. Class 4A--93/94 Note Claims

          (a) Classification: Class 4A consists of the 93/94 Note Claims against CNC.

          (b) Treatment: Pursuant to the Class 4A Notice, in full and final satisfaction of their Claims against the Reorganizing Debtors and the Finance Company Debtors, Holders of Allowed 93/94 Note Claims shall receive a distribution specified under the Finance Company Plan and shall receive no distribution under this Plan, and shall be deemed to release all prepetition liens on any assets of, and all security interests they may have held in or against, the Debtors or any of the Debtors' Subsidiaries or their respective assets as of the Petition Date, including, but not limited to, the CFC/CIHC Intercompany Note.

          (c) Voting: Class 4A is Impaired and the Holders of Class 4A Claims are entitled to vote to accept or reject the Plan.

     5. Class 5A--Lender Claims

          (a) Classification: Class 5A consists of two subclasses of the Lender Claims against CNC: Lender Claims under or derived from the 1999 D&O Credit Facility (Class 5A-1), which are partially Secured Claims, and all other Lender Claims (Class 5A-2).

          (b) Allowance: The respective Class 5A Claims are Allowed for all purposes of the Chapter 11 Cases, without the need to File proofs of claim, in the amount of the Allowed Lender Claims, but due to the contractual subordination of certain other Allowed Claims, distributions will be made on account of the Total Bank Debt Balance, and such Allowed Class 5A Claims and the distributions hereunder in respect of Class 5A Claims shall not be subject to offset, reduction or counterclaim in any respect.

          (c) Treatment: On or as soon as practicable after the Effective Date,
     (i) each Holder of an Allowed Class 5A-1 Claim shall receive on account of its Allowed Class 5A-1 Claim and its related Allowed Class 4B-1 Claim, the treatment as set forth for Class 4B-1 in Article III.C.4 below, and (ii) each Holder of an Allowed Class 5A-2 Claim shall receive on account of its Allowed Class 5A-2 Claim and its related Allowed Class 4B-2 Claim, the treatment as set forth for Class 4B-2 in Article III.C.4 below. Such treatments shall be in full and final satisfaction of all Class 5A Claims. In addition, immediately prior to the Effective Date, but subject in all respects to the immediate occurrence of the Effective Date, the Holders of Class 5A Claims shall be deemed to release all prepetition liens on and security interests in the CFC/CIHC Intercompany Note.

          (d) Voting: Classes 5A-1 and 5A-2 are Impaired Classes and Holders of Class 5A-1 and 5A-2 Claims are entitled to vote separately to accept or reject the Plan.

     6. Class 6A--Exchange Note Claims Against CNC

          (a) Classification: Class 6A consists of the Exchange Note Claims against CNC.

          (b) Allowance: The Class 6A Claims are Allowed for all purposes under this Plan, without the need to File proofs of claim, along with Class 5B Claims, in an aggregate amount of $1,370,975,431.97, but to the extent that the Holders of Exchange Note Claims are entitled to postpetition interest under the Bankruptcy Code, distributions will be made on account of the Total Exchange Note Claims. Allowed Class 6A Claims and the distributions hereunder in respect thereof shall not be subject to offset, reduction or counterclaim in any respect.

          (c) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 6A Claim shall receive in full and final satisfaction of all such Allowed Class 6A Claims, and related Allowed Class 5B Claims, the treatment set forth for Class 5B in Article III.C.5 below.

          (d) Voting: Class 6A is Impaired and Holders of Class 6A Claims are entitled to vote to accept or reject the Plan.

     7. Class 7A--Original Note Claims

          (a) Classification: Class 7A consists of the Original Note Claims against CNC.

          (b) Allowance: The Class 7A Claims are Allowed for all purposes under this Plan, without the need to file Proofs of Claim, in an aggregate amount of $1,242,444,895.76 and such Allowed Class 7A Claims and the distributions hereunder in respect thereof shall not be subject to offset, reduction or counterclaim in any respect.

          (c) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 7A Claim shall receive, in full and final satisfaction of all such Allowed Class 7A Claims, its Pro Rata share of the Original Note Distribution. In addition, Houlihan Lokey Howard & Zukin and any other professionals of the Unofficial Noteholders Committee will be paid on the Effective Date their unpaid fees and expenses (whether incurred prior to or after the Petition Date) in accordance with their prepetition engagement letters.

          (d) Voting: Class 7A is Impaired and Holders of Class 7A Claims are entitled to vote to accept or reject the Plan.

     8. Class 8A - Reorganizing Debtor General Unsecured Claims

          (a) Classification: Class 8A consists of the Reorganizing Debtor General Unsecured Claims against CNC.

          (b) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 8A Claim will receive, in full and final satisfaction of all such Allowed Class 8A Claims, its Pro Rata share of the CNC Unsecured Distribution.

          (c) Voting: Class 8A is Impaired and Holders of Class 8A Claims are entitled to vote to accept or reject the Plan.

     9. Class 9A-- Convenience Class Claims

          (a) Classification: Class 9A consists of the Convenience Class Claims against CNC.

          (b) Treatment: CNC will treat such Allowed Class 9A Claims in a manner that will render such Claims Unimpaired by the Bankruptcy Code. Each holder of an Allowed Class 8A Claim may elect to be treated as a Holder of an Allowed Class 9A Convenience Class Claim. Any such election must be made on the Ballot, and no Creditor can elect Class 9A Claim treatment after the Voting Deadline. Each Holder of an allowed Class 9A Claim shall receive the lesser of (i) $500 or (ii) the amount of their Allowed Class 8A Claim. Any Allowed Class 8A Claim that exceeds $500, but whose Holder elects to be treated as a Class 9A Claim shall be automatically reduced in complete satisfaction of such Class 8A Claim to the amount of distribution made on account of such Convenience Class Claim.

          (c) Voting: Class 9A is Unimpaired and the Holders of Class 9A Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

     10. Class 10A-- Trust Related Claims

          (a) Classification: Class 10A consists of the Trust Related Claims against CNC.

          (b) Allowance: The Subordinated Debenture Claims will be Allowed in the aggregate amount of $2,019,100,000, but distributions thereon will be made to the holders of the Trust Preferred Securities.

          (c) Treatment: Class 10A is deemed to reject; provided that holders of the Trust Preferred Securities shall receive the TOPrS Settlement Recovery, as set forth in Article V.I, below, in settlement of all Class 10A Claims.

     Restriction on recovery: The TOPrS Settlement Recovery being offered to Class 10A is subject to contractual subordination between the Holders of the Trust Related Claims, on the one hand, and the Lender Claims and Senior Note Claims, on the other hand, and is being provided by the Holders of the Lender Claims and Senior Note Claims in order to facilitate a consensual Plan subject to and in accordance with the TOPrS Settlement. The TOPrS Settlement Recovery is being provided with the consent of the Holders of the Lender Claims and Senior Note Claims, subject to and in accordance with the TOPrS Settlement. The Debtors reserve the right (i) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (ii) to modify the Plan in accordance with the terms hereof.

          (d) Voting: Class 10A is deemed to reject.

     11. Class 11A--Old CNC Preferred Stock Interests

          (a) Classification: Class 11A consists of the two subclasses of Old CNC Preferred Stock Interests: Old CNC Series F Preferred Stock Interests (Class 11A-1) and Old CNC Other Preferred Stock Interests (Class 11A-2).

          (b) Treatment: On the Effective Date Class 11A-1 and 11A-2 Interests will be cancelled and Holders thereof will not receive a distribution under the Plan in respect of such Interests.

          (c) Voting: Holders of Class 11A-1 and 11A-2 Interests are conclusively deemed to reject the Plan and are not entitled to vote to accept or reject the Plan.

     12. Class 12A--Old CNC Common Stock Interests

          (a) Classification: Class 12A consists of the Allowed Old CNC Common Stock Interests.

          (b) Treatment: On the Effective Date Class 12A Interests will be cancelled and Holders thereof will not receive a distribution under the Plan in respect of such Interests.

          (c) Voting: Class 12A is Impaired and is conclusively deemed to reject the Plan. Holders of Class 12A Old CNC Common Stock Interests are not entitled to vote to accept or reject the Plan.

     13. Class 13A-- Discharged Intercompany Claims

          (a) Classification: Class 13A consists of the Discharged Intercompany Claims against CNC.

          (b) Treatment: Class 13A Claims will be cancelled and Holders thereof will not receive a distribution under the Plan in respect of such Claims.

          (c) Voting: Class 13A is Impaired and is conclusively deemed to reject the Plan. Holders of Class 13A Discharged Intercompany Claims are not entitled to vote to accept or reject the Plan.

     14. Class 14A--Securities Claims

          (a) Classification: Class 14A consists of the Securities Claims against CNC.

          (b) Treatment: Class 14A Claims will be cancelled and Holders thereof will not receive a distribution under the Plan in respect of such Claims.

          (c) Voting: Class 14A is Impaired, and is conclusively deemed to reject the Plan. Holders of Class 14A Claims are not entitled to vote to accept or reject the Plan.

C.   Classification and Treatment of Classified Claims and Equity Interests:
     CIHC

     1. Class 1B--Other Priority Claims

          (a) Classification: Class 1B consists of the Other Priority Claims against CIHC.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1B Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Other Priority Claim and CIHC, each Holder of an Allowed Class 1B Claim shall receive, in full and final satisfaction of such Allowed Class 1B Claim, one of the following treatments, in the sole discretion of CIHC:

               (i) Reorganized CIHC or such Distribution Agent will pay the Allowed Class 1B Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class 1B Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Claim becomes due and owing in the ordinary course of business; or

               (ii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          (c) Voting: Class 1B is Unimpaired and the Holders of Class 1B Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1B are not entitled to vote to accept or reject the Plan.

     2. Class 2B--Secured Claims

          (a) Classification: Class 2B consists of the Secured Claims against CIHC.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Class 2B Claims are Unimpaired by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class 2B Claim and CIHC, each Holder of an Allowed Class 2B Claim shall receive, in full and final satisfaction of such Allowed Class 2B Claim, one of the following treatments, in the sole discretion of CIHC:

               (i) the Allowed Class 2B Claims shall be reinstated as an obligation of Reorganized CIHC;

               (ii) Reorganized CIHC or such Distribution Agent shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or further recourse against CIHC, Reorganized CIHC or such Distribution Agent provided that, such surrender must render such Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code; or

               (iii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

     On the Effective Date or as soon as practicable thereafter, the Allowed Class 2B Claims of the U.S. Internal Revenue Service, if any, shall be paid, at the option of the respective Reorganizing Debtor or Reorganized Debtor, (a) Cash in an amount equal to the amount of such Allowed Class 2B Claim, or (b) Cash over a six-year period from the date of assessment of the tax to which the claim relates, with interest payable at a fixed rate determined as of the Confirmation Date by the formula provided in section 6621(a)(2) of the Internal Revenue Code and compounded daily (as provided in section 6622 of the Internal Revenue Code). Any deferred payments made pursuant to this provision of the Plan shall be by equal monthly Cash payment beginning on the first day of the calendar month following the Effective Date.

     Notwithstanding any other provision of this Plan, any oversecured Allowed Class 2B Claim of the U.S. Internal Revenue Service shall be entitled to postpetition interest at the rate provided for in section 6621(a)(2) of the Internal Revenue Code up to the amount by which the value of the property securing the oversecured Allowed Class 2B Claim of the U.S. Internal Revenue Service exceeds the value of such claim.

     The U.S. Internal Revenue Service shall retain the tax liens and rights to setoff securing its Allowed Class 2B Claims and, in the event the Reorganizing Debtors substantially default on the payment of such claims (as provided for in this Plan), then the total amount still owed to the U.S. Internal Revenue Service under this Plan shall become due and payable, and the U.S. Internal Revenue Service may collect such amount through the administrative or judicial collection provisions of the U.S. Internal Revenue Code or as otherwise permitted under nonbankruptcy law. In this context, "substantial default" shall mean that the Reorganizing Debtors have defaulted on a series of Plan payments to the U.S. Internal Revenue Service and have ceased making any payments under the

Plan, and, after receiving notice of such default from the U.S. Internal Revenue Service, have not attempted to cure the default and satisfy their Plan obligations.

          (c) Voting: Class 2B is Unimpaired and the Holders of Class 2B Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2B are not entitled to vote to accept or reject the Plan.

     3. Class 3B--Reinstated Intercompany Claims

          (a) Classification: Class 3B consists of the Reinstated Intercompany Claims against CIHC.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 3B Claims are Unimpaired by the Plan. Unless otherwise agreed to by the Holder of such Claim and CIHC, each Allowed Class 3B Claim shall be reinstated by Reorganized CIHC in full and final satisfaction of such Class 3B Claim.

          (c) Voting: Class 3B is Unimpaired and the Holders of Class 3B Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3B are not entitled to vote to accept or reject the Plan.

     4. Class 4B-- Lender Claims

          (a) Classification: Class 4B consists of two subclasses of the Lender Claims against CIHC: Lender Claims under or derived from the 1999 D&O Credit Facility (Class 4B-1), which are partially Secured Claims, and all other Lender Claims (Class 4B-2).

          (b) Allowance: The Class 4B Claims are Allowed for all purposes of the Chapter 11 Cases, without the need to File proofs of claim, in the amount of the Allowed Lender Claims, but due to the contractual subordination of certain other Allowed Claims, distributions will be made on account of the Total Bank Debt Balance, and such Allowed Class 4B Claims and the distributions hereunder in respect of Class 4B Claims shall not be subject to offset, reduction or counterclaim in any respect.

          (c) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 4B Claim shall receive on account of and in full and final satisfaction of its Allowed Class 4B Claim and its related Allowed Class 5A Claim its Pro Rata share of the (i) New Tranche A Bank Debt; (ii) the New Tranche B Bank Debt; and (iii) the New CNC Preferred Stock; provided, however, that, in connection with the compromise and settlement of the TOPrS Committee's objections to confirmation of the Plan and certain Lender Claims, and in consideration of the contributions of the Non-D&O Lenders to such compromise and the TOPrS Settlement, the amount of the New CNC Preferred Stock distributable to each D&O Lender in respect of its Lender Claims based on or derived from the D&O Credit Facilities shall be reduced by such D&O Lender's pro rata share of New CNC Preferred Stock having an initial liquidation preference of $7 million and the amount of New CNC Preferred Stock distributable to each Non-D&O Lender in respect of its Lender Claims based on or derived from the Senior Credit Facility shall be increased by such Non-D&O Lender's pro rata share of New CNC Preferred Stock having an initial liquidation preference of $7 million. CIHC will guaranty the New Tranche A Bank Debt and the New Tranche B Bank Debt and the obligations in respect thereof will be secured as contemplated by the New Credit Facility. Such treatment shall be in full and final satisfaction of all Class 4B and Class 5A Claims, and of any rights to contractual subordination of other Allowed Claims for the benefit of Class 4B and Class 5A Claims. In addition, immediately prior to the Effective Date, but subject in all respects to the immediate occurrence of the Effective Date, the Holders of Class 4B and Class 5A Claims shall be deemed to release all prepetition liens on and security interests in the CFC/CIHC Intercompany Note. In addition, the Lenders' Agents and each of the Lenders shall receive in Cash on the Effective Date an amount equal to all of its fees, expenses and other amounts (including, without limitation, all fees and expenses of counsel and financial advisors including, without limitation, Greenhill & Co., LLC) payable in connection with the Senior Credit Facility or the D&O Credit Facilities, as the case may be, including, without limitation, in connection with the Chapter 11 Cases, the Plan, the implementation of the Plan or any documentation relating thereto. The New Tranche A Bank Debt and New Tranche B Bank Debt shall be issued in separate tranches as follows:
     (i) to Holders of Claims under the Senior Credit Facility, (ii) to Holders of Claims under or derived from the 1999 D&O Facility and (iii) to Holders of Claims under or derived from the other D&O Credit Facilities. The Lenders under the respective D&O Credit Facilities shall be deemed to have transferred to New CNC, pursuant to the terms of the D&O Transfer Agreement to be executed on the Effective Date, all loans made to the individual borrowers under the D&O Credit Facilities as a result of satisfaction of the Guarantees of D&O Credit Facilities and all rights and remedies in respect thereof to New CNC, and all amounts paid by such borrowers (net of the TOPrS Settlement D&O Litigation Recovery, regardless of whether such amounts are paid in cash or New CNC Stock under the terms of the TOPrS Settlement) shall be applied to the loans under the New Credit Facility as set forth in the New Credit Facility.

          (d) Voting: Classes 4B-1 and 4B-2 are Impaired Classes and Holders of Class 4B-1 and 4B-2 Claims are entitled to vote separately to accept or reject the Plan.

     5. Class 5B-- Exchange Note Claims

          (a) Classification: Class 5B consists of the Exchange Note Claims against CIHC.

          (b) Allowance: Notwithstanding any provision to the contrary contained in this Plan, the Class 5B Claims shall be deemed Allowed Class 5B Claims for all purposes of the Chapter 11 Cases, without the need to File proofs of claim, along with Class 6A Claims, in an aggregate amount of $1,370,975,431.97, but to the extent that the Holders of Exchange Note Claims are entitled to postpetition interest under the Bankruptcy Code, distributions will be made on account of the Total Exchange Note Claims.

          (c) Treatment: Each Holder of an Allowed Class 5B Claim shall receive in full and final satisfaction of all such Allowed Class 6A and Class 5B Claims, its Pro Rata share of (i) the Exchange Note Distribution on or as soon as practicable after the Effective Date, and (ii) any Available Proceeds, when and if such proceeds are available, as determined by the Residual Trustee. In addition, Houlihan Lokey Howard & Zukin and any other professionals of the Unofficial Noteholders Committee will be paid on the Effective Date the unpaid fees and expenses (whether incurred prior to or after the Petition Date) in accordance with their prepetition engagement letters.

          (d) Voting: Class 5B is Impaired and is entitled to vote to accept or reject the Plan.

     6. Class 6B--Reorganizing Debtor General Unsecured Claims

          (a) Classification: Class 6B consists of the Reorganizing Debtor General Unsecured Claims against CIHC, including the CIHC/CFC Intercompany Note.

          (b) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 6B Claim shall receive in full and final satisfaction of such Class 6B Claims, its Pro Rata share of the CIHC Unsecured Distribution.

          (c) Voting: Class 6B is Impaired and Holders of Class 6B Claims are entitled to vote to accept or reject the Plan.

     7. Class 7B-- Convenience Class Claims

          (a) Classification: Class 7B consists of the Convenience Class Claims against CIHC.

          (b) Treatment: CIHC will treat such Allowed 7B Claims in a manner that will render such Claims Unimpaired under the Bankruptcy Code. Each Holder of an Allowed Class 6B General Unsecured

     Claim may elect to be treated as a Holder of an Allowed Class 7B Convenience Class Claim. Any such election must be made on the Ballot, and no Creditor can elect Class 7B Claim treatment after the Voting Deadline. Each Holder of an Allowed Class 7B Claim shall receive the lesser of (i) $500 or (ii) the amount of their Allowed Class 6B Claim. Any Allowed Class 6B Claim that exceeds $500 but whose Holder elects to be treated as a Class 7B Claim shall be automatically reduced in complete satisfaction of such Class 6B Claim to the amount of distribution made on account of such Convenience Class Claim.

          (c) Voting: Class 7B is Unimpaired and the Holders of Class 7B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

     8. Class 8B--Reinstated CIHC Preferred Stock Interests

          (a) Classification: Class 8B consists of the Reinstated CIHC Preferred Stock Interests.

          (b) Treatment: Reorganized CIHC will reinstate the Allowed Reinstated CIHC Preferred Stock Interests.

          (c) Voting: Class 8B is Unimpaired and the Holders of Class 8B Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Interests in Class 8B are not entitled to vote to accept or reject the Plan.

     9. Class 9B--Old CIHC Common Stock Interests

          (a) Classification: Class 9B consists of the Old CIHC Common Stock Interests.

          (b) Treatment: Reorganized CIHC will reinstate the Allowed Old CIHC Common Stock Interests.

          (c) Voting: Class 9B is Unimpaired and the Holders of Class 9B Old Common Stock Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Interests in Class 9B are not entitled to vote to accept or reject the Plan.

     10. Class 10B-- Discharged Intercompany Claims

          (a) Classification: Class 10B consists of the Discharged Intercompany Claims against CIHC.

          (b) Treatment: Class 10B Claims will be cancelled and the Holders thereof will receive no distribution under the Plan in respect of such Claims.

          (c) Voting: Class 10B is Impaired and is conclusively deemed to reject the Plan. Holders of Class 10B Discharged Intercompany Claims are not entitled to vote to accept or reject the Plan.

     11. Class 11B--Securities Claims

          (a) Classification: Class 11B consists of the Securities Claims against CIHC.

          (b) Treatment: Class 11B will be cancelled and the Holders thereof will receive no distribution under the Plan in respect of such Claims.

          (c) Voting: Class 11B is Impaired, and is conclusively deemed to reject the Plan. Holders of Class 11B Claims are not entitled to vote to accept or reject the Plan.

D.   Classification and Treatment of Classified Claims and Equity Interests:
     CTIHC

     1. Class 1C--Other Priority Claims

          (a) Classification: Class 1C consists of the Other Priority Claims against CTIHC.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1C Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Other Priority Claim and CTIHC, each Holder of an Allowed Class 1C Claim shall receive, in full and final satisfaction of such Allowed Class 1C Claim, one of the following treatments, in the sole discretion of CTIHC:

               (i) the Distribution Agent will pay the Allowed Class 1C Claim in full in Cash on the Effective Date or as soon thereafter as is practicable, provided that, Class 1C Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class 1C Claims become due and owing in the ordinary course of business; or

               (ii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          (c) Voting: Class 1C is Unimpaired and the Holders of Class 1C Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1C are not entitled to vote to accept or reject the Plan.

2.                Class 2C--Secured Claims

          (a) Classification: Class 2C consists of the Secured Claims against CTIHC.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Class 2C Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class 2C Claim and CTIHC, each Holder of an Allowed Class 2C Claim shall receive, in full and final satisfaction of such Allowed Class 2C Claim, one of the following treatments, in the sole discretion of CTIHC:

               (i) the Allowed Class 2C Claims shall be reinstated as an obligation of Reorganized CTIHC;

               (ii) CTIHC shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against CTIHC or Reorganized CTIHC, provided that, such surrender must render such Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code; or

               (iii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

     On the Effective Date or as soon as practicable thereafter, the Allowed Class 2C Claims of the U.S. Internal Revenue Service, if any, shall be paid, at the option of the respective Reorganizing Debtor or Reorganized Debtor, (a) Cash in an amount equal to the amount of such Allowed Class 2C Claim, or (b) Cash over a six-year period from the date of assessment of the tax to which the claim relates, with interest payable at a fixed rate determined as of the Confirmation Date by the formula provided in section 6621(a)(2) of the Internal Revenue Code and compounded daily (as provided in section 6622 of the Internal Revenue Code). Any deferred payments made pursuant to this provision of the Plan shall be by equal monthly Cash payment beginning on the first day of the calendar month following the Effective Date.

     Notwithstanding any other provision of this Plan, any oversecured Allowed Class 2C Claim of the U.S. Internal Revenue Service shall be entitled to postpetition interest at the rate provided for in section 6621(a)(2) of the Internal Revenue Code up to the amount by which the value of the property securing the oversecured Allowed Class 2C Claim of the U.S. Internal Revenue Service exceeds the value of such claim.

     The U.S. Internal Revenue Service shall retain the tax liens and rights to setoff securing its Allowed Class 2C Claims and, in the event the Reorganizing Debtors substantially default on the payment of such claims (as provided for in this Plan), then the total amount still owed to the U.S. Internal Revenue Service under this Plan shall become due and payable, and the U.S. Internal Revenue Service may collect such amount through the administrative or judicial collection provisions of the U.S. Internal Revenue Code or as otherwise permitted under nonbankruptcy law. In this context, "substantial default" shall mean that the Reorganizing Debtors have defaulted on a series of Plan payments to the U.S. Internal Revenue Service and have ceased making any payments under the Plan, and, after receiving notice of such default from the U.S. Internal Revenue Service, have not attempted to cure the default and satisfy their Plan obligations.

          (c) Voting: Class 2C is Unimpaired and the Holders of Class 2C Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2C are not entitled to vote to accept or reject the Plan.

     3. Class 3C -- Reorganizing Debtor General Unsecured Claims against CTIHC

          (a) Classification: Class 3C consists of the Reorganizing Debtor General Unsecured Claims against CTIHC.

          (b) Treatment: If there are any Allowed Class 3C Claims, Holders thereof will receive a Pro Rata share of the Old CTIHC Common Stock.

          (c) Voting: Class 3C is Impaired and Holders of Class 3C Reorganizing Debtor General Unsecured Claims are entitled to vote to accept or reject the Plan.

     4. Class 4C-- Old CTIHC Common Stock Interests

          (a) Classification: Class 4C consists of the Old CTIHC Common Stock Interests.

          (b) Treatment: Class 4C Interests will be allocated to the Holders of Allowed Class 3C Claims, if any, and if none, shall be held by Reorganized CIHC.

          (c) Voting: Class 4C is Impaired and is conclusively deemed to reject the Plan. Holders of Class 4C Old CTIHC Common Stock Interests are not entitled to vote to accept or reject the Plan.

E.   Classification and Treatment of Classified Claims and Equity Interests:
     Partners Health Group, Inc.

     1. Class 1D--Other Priority Claims

          (a) Classification: Class 1D consists of the Other Priority Claims against PHG.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1D Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Other Priority Claim and PHG, each Holder of an Allowed Class 1D Claim shall receive, in full and final satisfaction of such Allowed Class 1D Claim, one of the following alternative treatments, in the sole discretion of PHG:

               (i) the Distribution Agent will pay the Allowed Class 1D Claim in full in Cash on the Effective Date or as soon thereafter as is practicable, provided that, Class 1D Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class 1D Claims become due and owing in the ordinary course of business; or

               (ii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          (c) Voting: Class 1D is Unimpaired and the Holders of Class 1D Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1D are not entitled to vote to accept or reject the Plan.

     2. Class 2D--Secured Claims

          (a) Classification: Class 2D consists of the Secured Claims against
     PHG.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Class 2D Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class 2D Claim and PHG, each Holder of an Allowed Class 2D Claim shall receive, in full and final satisfaction of such Allowed Class 2D Claim, one of the following alternative treatments, in the sole discretion of PHG:

               (i) the Allowed Class 2D Claims shall be reinstated as an obligation of Reorganized PHG;

               (ii) the Distribution Agent shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against PHG or Reorganized PHG, provided that, such surrender must render such Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code; or

               (iii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

     On the Effective Date or as soon as practicable thereafter, the Allowed Class 2D Claims of the U.S. Internal Revenue Service, if any, shall be paid, at the option of the respective Reorganizing Debtor or Reorganized Debtor, (a) Cash in an amount equal to the amount of such Allowed Class 2D Claim, or (b) Cash over a six-year period from the date of assessment of the tax to which the claim relates, with interest payable at a fixed rate determined as of the Confirmation Date by the formula provided in section 6621(a)(2) of the Internal Revenue Code and compounded daily (as provided in section 6622 of the Internal Revenue Code). Any deferred payments made pursuant to this provision of the Plan shall be by equal monthly Cash payment beginning on the first day of the calendar month following the Effective Date.

     Notwithstanding any other provision of this Plan, any oversecured Allowed Class 2D Claim of the U.S. Internal Revenue Service shall be entitled to postpetition interest at the rate provided for in section 6621(a)(2) of the Internal Revenue Code up to the amount by which the value of the property securing the oversecured Allowed Class 2D Claim of the U.S. Internal Revenue Service exceeds the value of such claim.

     The U.S. Internal Revenue Service shall retain the tax liens and rights to setoff securing its Allowed Class 2D Claims and, in the event the Reorganizing Debtors substantially default on the payment of such claims (as provided for in this Plan), then the total amount still owed to the U.S. Internal Revenue Service under this Plan shall become due and payable, and the U.S. Internal Revenue Service may collect such amount through the administrative or judicial collection provisions of the U.S. Internal Revenue Code or as otherwise permitted under nonbankruptcy law. In this context, "substantial default" shall mean that the Reorganizing Debtors have defaulted on a series of Plan payments to the U.S. Internal Revenue Service and have ceased making any payments under the Plan, and, after receiving notice of such default from the U.S. Internal Revenue Service, have not attempted to cure the default and satisfy their Plan obligations.

          (c) Voting: Class 2D is Unimpaired and the Holders of Class 2D Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2D are not entitled to vote to accept or reject the Plan.

     3. Class 3D-- Reorganizing Debtor General Unsecured Claims against PHG

          (a) Classification: Class 3D consists of the Reorganizing Debtor General Unsecured Claims against PHG.

          (b) Treatment: Class 3D Claims will voluntarily waive any right to receive a distribution under the Plan.

          (c) Voting: CIHC is the only creditor in Class 3D and approves of its treatment under this subplan.

     4. Class 4D-- Old PHG Common Stock Interests

          (a) Classification: Class 4D consists of the Old PHG Common Stock Interests.

          (b) Treatment: PHG is a Residual Subsidiary and the Old PHG Common Stock will be transferred to the Residual Trust.

          (c) Voting: CIHC is the indirect parent of PHG. CIHC and intermediate holding company approve of their treatment under this subplan.


                                  Article IV.

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.   Voting Classes

     Each Holder of an Allowed Claim or Allowed Equity Interest in Classes 4A, 5A-1, 5A-2, 6A, 7A, 8A, 4B-1, 4B-2, 5B, 6B and 3C shall be entitled to vote to accept or reject the Plan.

B.   Acceptance by Impaired Classes

     An Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Equity Interests shall have accepted the Plan if Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) that hold at least two-thirds in amount of the Allowed Equity Interests actually voting in such Class have voted to accept the Plan.

C.   Presumed Acceptance of Plan

     Classes 1A, 2A, 3A, 9A, 1B, 2B, 3B, 7B, 8B, 9B, 1C, 2C, 1D, and 2D are Unimpaired under the Plan, and, therefore, are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

D.   Presumed Rejection of Plan

     Except as otherwise stated herein, Classes 10A, 11A, 12A, 13A, 14A, 10B, 11B, 4C and 4D are Impaired and shall receive no distributions, and, therefore, are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

E.   Non-Consensual Confirmation

     The Debtors will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to the Impaired Classes presumed to reject the Plan, and reserve the right to do so with respect to any other rejecting Class and/or to modify the Plan in accordance with Article X.E hereof.

                                   Article V.

              MEANS FOR IMPLEMENTATION OF THE REORGANIZING SUBPLANS

A. Corporate Existence and Vesting of Assets in the Reorganizing Debtors and Old CNC

     1. On the Effective Date: (i) Old CNC shall continue to exist as a separate corporate entity, with corporate powers in accordance with the laws of the State of Indiana and its Articles of Incorporation and By-laws; provided that the Articles of Incorporation shall be amended and restated to limit Old CNC's activity to the implementation of the Plan, the liquidation of its Residual Assets and the winding-up of its affairs; (ii) New CNC shall exist as a separate corporate entity and initially as a wholly-owned subsidiary of Old CNC, with all corporate powers in accordance with the laws of the State of Delaware, the New CNC Charter and the New CNC By-laws; and (iii) (1) the Residual Trust shall be settled and exist as a grantor trust and/or liquidating trust under the laws of the State of Delaware and pursuant to the Declaration of Trust; (2) Reorganized CIHC shall continue to exist as a separate corporate entity, with corporate powers in accordance with the laws of the State of Delaware and its existing charter and by-laws; (3) Reorganized CTIHC shall continue to exist as a separate corporate entity, with corporate powers in accordance with the laws of the State of Delaware and its existing charter and by-laws; and (4) Reorganized PHG shall continue to exist as a separate corporate entity, with corporate powers in accordance with the laws of the State of Illinois and its existing charter and by-laws.

     2. Except as otherwise contemplated by the Plan, on and after the Effective Date, all property of the Estate, and any property retained or acquired by the Debtors, Reorganizing Debtors or Reorganized Debtors under the Plan, shall vest in the respective Debtor, Reorganizing Debtor or Reorganized Debtor free and clear of all Claims, liens, charges, or other encumbrances. On and after the Effective Date, each Debtor or Reorganized Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

     3. On the Effective Date, all assets of Old CNC, other than the Residual Assets, shall be transferred by Old CNC to New CNC in exchange for the New CNC Common Stock, New CNC Preferred Stock, New CNC Warrants and the assumption of the New Tranche A Bank Debt and the New Tranche B Bank Debt.

B.   Cancellation of Old Notes, Old Preferred Stock and Old Common Stock

     On the Effective Date, except to the extent otherwise expressly provided herein, all notes, instruments, certificates, and other documents evidencing the
(i) Senior Credit Facility, (ii) Exchange Notes, (iii) Original Notes, (iv) Subordinated Debentures, (v) 93/94 Notes, (vi) Old CNC Common Stock, and (vii) Old CNC Preferred Stock and any and all other Claims and Equity Interests shall be canceled and the obligations of the Reorganizing Debtors or Reorganized Debtors thereunder or in any way related thereto shall be discharged. On the Effective Date, except to the extent otherwise expressly provided herein, any indenture or similar instrument relating to any of the foregoing shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the respective Reorganizing Debtors or Reorganized Debtors thereunder, shall be discharged and no such obligations will be assumed by the Reorganized Debtors.

C.   Issuance of New Securities; Execution of Related Documents

     1. On or as soon as practicable after the Effective Date, the Reorganized Debtors shall distribute or issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, including, without limitation, (i) the New Credit Facility, (ii) New CNC Common Stock, (iii) New CNC Preferred Stock, and (iv) New CNC Warrants, each of which shall be distributed as provided herein. The Reorganized Debtors shall execute and deliver such other agreements, documents and instruments as are required to be executed pursuant to the terms hereof.

     2. On the Effective Date, Old CNC shall issue the Residual Share to the Residual Trust.

     3. The Debtors and New CNC (and each of their respective affiliates, agents, directors, officers, employees, advisors and attorneys), the Unofficial Noteholders' Committee, the Unofficial Lenders' Committee, and the Official Committees, and each of the members of such committees (and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon confirmation of this Plan will be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities under this Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or such distributions made pursuant to this Plan.

D.   Creation of Residual Trust

     On the Effective Date the Residual Trust shall be settled and exist as a grantor trust and/or liquidating trust under the laws of the State of Delaware and pursuant to the Declaration of Trust. The sole asset of the Residual Trust shall be the Residual Share.

E.   Liquidation of Old CNC

     On or as soon as practicable after the Effective Date, Old CNC will be liquidated and go out of existence under applicable state law. Thus, the Residual Trust will hold the Residual Assets directly.

F.   Intercompany Settlement

     1. Except as otherwise explicitly provided herein, as between the Finance Company Debtors and their affiliates, on the one hand, and the Reorganizing Debtors and their affiliates, on the other hand, there shall be no distributions made on account of prepetition intercompany claims, including intercompany notes (including the CFC/CIHC Intercompany Note and the CIHC/CFC Intercompany Note) and unpaid interest thereon.

     2. The Finance Company Debtors shall have (i) an Allowed Class 8A General Unsecured Claim of $70 million against CNC and (ii) an Allowed Class 6B General Unsecured Claim against CIHC equal to $38 million less the value (based on Plan Value) on the Effective Date of New CNC Common Stock received on account of their $70 million Allowed Class 8A General Unsecured Claim on the Effective Date. Other than such New CNC Common Stock received on the Effective Date, the Finance Company Debtors shall not be entitled to any other recovery on account of such Class 8A General Unsecured Claims.

     3. The Reorganizing Debtors shall be entitled to receive the Holding Company Shared Recovery Allocation Amount.

     4. The Reorganizing Debtors and their affiliates do not waive and shall not be deemed to have waived their rights to receive payment on account of any B-2 Guarantee Claims they may hold.

     5. The Reorganizing Debtors and their Affiliates and the Finance Company Debtors and their Affiliates shall mutually release each other from any and all Claims (as defined in section 101(5) of the Bankruptcy
          Code), obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims asserted on behalf of such party, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the party or its subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any Releasee's obligations to repay its obligations under the D&O Credit Facilities.

G.   Implementation of Senior Management KERP

     To the extent the Debtors have not already implemented all or part of the Senior Management KERP prior to the Effective Date, on the Effective Date the Debtors are directed to implement the Senior Management KERP with regard to Edward M. Berube, Eugene M. Bullis, Charles H. Cremens, Eric R. Johnson, and William J. Shea, and the Debtors and/or Reorganized Debtors shall perform any and all obligations thereunder, including the payment of performance bonuses, emergence bonuses and severance amounts contemplated thereby.

H.   Assumption of the Senior Management Employment Agreements

     To the extent the Debtors have not already assumed the Senior Management Employment Agreements prior to the Effective Date (to the extent such agreements apply to the Debtors), on the Effective Date the Reorganized Debtors shall be deemed to have assumed the Senior Management Employment Agreements, and to the extent such agreements apply to affiliated non-debtors, they shall be affirmed and restated in all respects by the Reorganized Debtors and the applicable affiliated non-debtors on the Effective Date.

I.   TOPrS Settlement

     Set forth below are the material terms and conditions of the proposed settlement with the Holders of Trust Preferred Securities (the "TOPrS Settlement"). A Holder of a Trust Preferred Security may opt out of the TOPrS Settlement pursuant and subject to the TOPrS Opt-Out Notice.

     1. The TOPrS Settlement Recovery. On the Effective Date, the Holders of Trust Preferred Securities who have not opted out of the TOPrS Settlement will receive their Pro Rata share of the TOPrS Settlement Recovery from the Debtors and the Holders of Claims in Classes 5A, 6A, 7A, 4B and 5B. The TOPrS Settlement Recovery consists of the following:

          (a) The TOPrS Settlement Equity Recovery. The TOPrS Settlement Equity Recovery is 1.5% of the New CNC Common Stock to be issued and outstanding pursuant to the Plan on or as soon as practicable after the Effective Date.

          (b) The New CNC Warrants. Pursuant to and subject to the New CNC Warrant Agreement, the New CNC Warrants will (i) be exercisable for the purchase of 6% of the New CNC Common Stock, (ii) have a term of 5 years from the Effective Date, and (iii) have an exercise price based on a $4.9 billion enterprise valuation of New CNC, all in accordance with the terms of the New CNC Warrant Agreement.

          (c) The TOPrS Settlement D&O Litigation Recovery. Under the TOPrS Settlement D&O Litigation Recovery, the Holders of Allowed Trust Preferred Securities who have not opted out of the TOPrS Settlement will be entitled from and after the Effective Date to receive 45% of Net D&O Litigation

     Proceeds in an aggregate amount not to exceed $30 million, payable in (i) Cash or (ii) in the sole discretion of New CNC, New CNC Common Stock (valued at the Market Value of such New CNC Common Stock at the time a distribution is due to be made to Holders of Trust Preferred Securities). As such Net D&O Litigation Proceeds are received by New CNC, New CNC shall promptly deposit the TOPrS Settlement D&O Recovery in a separate interest-bearing account, and the interest accrued thereon shall be included in the proceeds distributed to the Holders of Trust Preferred Securities as of the Distribution Record Date who have not opted out of the TOPrS Settlement. New CNC will make distributions of the TOPrS Settlement D&O Recovery (in cash or New CNC Common Stock) to Holders of Trust Preferred Securities who have not opted out of the TOPrS Settlement on the first anniversary of the Effective Date and annually thereafter; provided that a distribution shall not be made if there is less than $10 million in value to distribute, in which case such amount shall be distributed on the next distribution date, unless there has been no distribution for 24 months, in which event the available funds shall be distributed subject to the right of the TOPrS Settlement Representative to further defer such distribution until the next anniversary of the Effective Date. All distributions shall be made only to the Holders of Trust Preferred Securities as of the Distribution Record Date who have not opted out of the TOPrS Settlement. All costs arising out of the distributions contemplated in this paragraph shall be paid from the TOPrS Settlement D&O Recovery to be distributed in any given distribution. The right to receive the TOPrS Settlement D&O Litigation Recovery is not transferable to any party. New CNC will provide the TOPrS Settlement Representative with a semi-annual status report of New CNC's efforts to recover the Net D&O Litigation Proceeds. To the extent provided in the D&O Transfer Agreement, the Reorganized Debtors shall have the sole discretion to pursue, settle, compromise or otherwise resolve all claims based on or derived from the D&O Credit Facilities against those current or former directors and officers of the Reorganizing Debtors or Reorganized Debtors who are not eligible to participate in the programs described in Article V.K.5 of the Plan; and the Reorganized Debtors and their officers, directors, employees agents and professionals shall have no liability to any Holder of a Trust Preferred Security (or the TOPrS Settlement Representative) on account of or related to any decisions, actions or omissions related to such collections of such Claims (if any) other than a breach of the Reorganized Debtors' obligations to make distributions or deposits of the TOPrS D&O Litigation Recovery or to make reports pursuant to this paragraph.

     2. TOPrS Release Provision. Holders of Trust Preferred Securities that have not validly submitted a TOPrS Opt Out Notice shall be deemed to have released, expunged and discharged any and all Claims, obligations, rights, suits, damages, causes of action, and remedies whatsoever, whether known or unknown, existing or hereafter arising in law, equity or otherwise, based in whole or in part on any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date that could be asserted by a Holder of a Trust Preferred Security against any third party (including, the Releasees (including Gary Wendt) and the holders of Claims in Classes 5A, 6A, 7A, 4B and 5B) relating in any way to Conseco or its subsidiaries, provided, however, that such release shall not include claims based upon insurance policies, annuities, or other similar contracts between a Holder of a Trust Preferred Security and any of the Reorganized Debtors or their subsidiaries. The TOPrS Committee will withdraw with prejudice all objections and appeals relating in any way to the Plan or the Debtors' chapter 11 cases. Without limiting the generality of the foregoing, on the Effective Date, to the extent they have not already been dismissed with prejudice, the TOPrS Appeals will be deemed dismissed with prejudice promptly upon the occurrence of the Effective Date.

     3. Level of TOPrS Opt Out Participation. The Reorganizing Debtors and the Conseco Creditors' Committee shall each have the right to withdraw from the TOPrS Settlement if either of the following conditions (a "Cancellation Condition") is met: (i) more than 750 Holders of Trust Preferred Securities opt out of the TOPrS Settlement or, (ii) Holders of Trust Preferred Securities holding more than $45 million in value in the aggregate opt out of the TOPrS Settlement. However, if the Holders opting out of the TOPrS Settlement do not either (i) exceed 2500 in number or (ii) hold in excess of $100 million in value in the aggregate, such withdrawal by the Reorganizing Debtors or the Conseco Creditors' Committee, as the case may be, would have to be approved by the Bankruptcy Court, based upon a business judgment standard.

     In the case that either the Reorganizing Debtors or the Conseco Creditors' Committee withdraws from the TOPrS Settlement or if the Court does not approve the TOPrS Settlement, the Plan will be modified to provide for distributions to Classes 5A, 6A, 7A, 10A, 4B, and 5B to be as set forth in the Fourth Amended Plan, notwithstanding any other provision of this Article V.I. herein. In addition, in such event, notwithstanding any other provision of Article V.I. herein, the TOPrS Settlement or the Plan, in the event of a Cancellation Condition that is not waived by the Reorganizing Debtors and the Conseco Creditors' Committee prior to the Confirmation Date, or if the Court does not approve the TOPrS Settlement set forth herein, the TOPrS Settlement will be null and void as if the parties had never entered into it, and each party shall be restored to their claims, rights, objections and defenses without prejudice; and in particular and without limitation, the TOPrS' Appeals shall not be dismissed, and the TOPrS Committee's objections to confirmation of the Fourth Amended Plan (and its predecessor Plans or any subsequent Plans) shall remain in full effect.

J.   Creation of Professional Escrow Account

     On the Effective Date, the Reorganized Debtors shall establish the Professional Escrow Account and reserve the amounts necessary to ensure the payment of all Accrued Professional Compensation.

K.   Corporate Governance, Directors and Officers, and Corporate Action

     1. Amended Certificate of Incorporation and By-laws

     On or before the Effective Date, New CNC will file the New CNC Charter with the Secretary of State of Delaware in accordance with Section 103 of the Delaware General Corporation Law. The New CNC Charter and the New CNC By-laws will, among other things, authorize approximately 8,000,000,000 shares of New CNC Common Stock and approximately 265,000,000 shares of New CNC Preferred Stock. In addition, the New CNC Charter shall prohibit the issuance of non-voting equity securities to the extent required by the provisions of Section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, New CNC may amend and restate the New CNC Charter and other constituent documents as permitted by Delaware law.

     2. Directors and Officers of the Reorganized Debtors

     The Boards of Directors of each of New CNC, Reorganized CIHC and the other Debtors as reorganized immediately following the Effective Date shall consist of the individuals specified in the Plan Supplement.

     3. Management Incentive Plan

     On the Effective Date, New CNC will implement the Management Incentive Plan substantially in the form set forth in the Plan Supplement.

     4. Employment Agreements

     On the Effective Date, New CNC shall enter into the Senior Management Employment Agreements.

     5. Resolution of the Directors & Officers Stock Purchase Program for Certain Participants

     Within fifteen (15) days after the Effective Date, New CNC and Reorganized CIHC shall take the following actions with respect to the individuals and entities (each a "Participant" and collectively, the "Participants") that, as of the Effective Date (i) owe amounts under the D&O Credit Facilities or to New CNC and Reorganized CIHC pursuant to the various directors, officers and key employees stock purchase programs (the "Stock Programs") and (ii) purchased 40,000 or less shares of Conseco, Inc. common stock pursuant to the Stock Programs and owe amounts under the D&O Credit Facilities or to New CNC and Reorganized CIHC as part of the Stock Programs:

          (a) New CNC and Reorganized CIHC, in settlement of any good faith claims(2) such Participant may have in any manner relating to the D&O Credit Facilities, the Stock Programs, or any

----------------
2 Pursuant to an order entered on February 19, 2003, the claims bar date for Participants is 60 days after the Effective Date. As of the date this amended Plan was filed with the Bankruptcy Court, it appears that very few Participants have filed a proof of claim against any Reorganizing Debtor. Any Participant who executes an Adjustment Agreement will release his or her claims against the Reorganizing Debtors related to the D&O Credit Facilities, Stock Programs and any Work-Down Plan.

     Work-Down Plan, shall offer a Purchase Price Adjustment Agreement substantially in the form attached as Exhibit H to the Disclosure Statement (the "Adjustment Agreement") to such Participant pursuant to which (i) the Participant's initial loan amounts shall be reduced to an amount equal to an agreeable price(3) per share for the shares purchased by such Participant (the "Adjusted Purchase Amount"), and (ii) New CNC and Reorganized CIHC shall cause their affiliate Conseco Services, LLC ("LLC") to execute the Adjustment Agreement and to reduce any loans such Participant owes to LLC related to the D&O Credit Facilities and/or the Stock Programs to an amount calculated on an agreeable price per share for the shares purchased by such Participant (the "Adjusted Interest Amount"); provided, however, that under the Adjustment Agreement:

               (i) Participant shall (A) pay to New CNC the Adjusted Purchase Amount and (B) pay to LLC the Adjusted Interest Amount within 90 days after the Participant signs the Adjustment Agreement, but if payment is not made on such date, Participant shall owe (A) New CNC 4% per annum simple interest on the Adjusted Purchase Amount, accruing as of the 91st day, and (B) LLC 4% per annum simple interest on the Adjusted Interest Amount, accruing as of the 91st day.

               (ii) Participant releases New CNC, Reorganized CIHC, the original lenders under the D&O Credit Facilities (and their successors and assigns), their respective affiliates, and the respective officers, directors, employees, agents (including financial consultants) and attorneys of the original lenders under the D&O Credit Facilities (and of their successors and assigns) (collectively, the "SP Releasees") from any and all claims the Participant may have with respect to the D&O Credit Facilities, his or her participation in the Stock Programs or any Work-Down Plan, and/or this Plan, but Participant reserves all rights against the Ineligible Persons (defined in paragraph c. below) and all others (other than the SP Releasees) who were involved in the D&O Credit Facilities and/or the Stock Programs (such others (other than the SP Releasees) together with the Ineligible Persons, the "Non-Released Entities") and waives no causes of action, setoffs, claims, rights, defenses, powers, and/or remedies (or similar matters), whether under the pertinent loan documents, applicable law or otherwise, against the Non-Released Entities and/or the Non-Released Entities' past, present or future property (including any such property that may be in the hands of any immediate or mediate transferee), all regardless of whether New CNC or Reorganized CIHC asserts or exercises (or does not assert or exercise, as the case may be) similar causes of action, setoffs, claims, rights, defenses and/or remedies (or similar matters) (in any combination) against any other person or entity.

               (iii) Upon Participant's payment of (A) the Adjusted Purchase Amount to New CNC and (B) the Adjusted Interest Amount to LLC, New CNC, Reorganized CIHC, and LLC and their respective affiliates shall release the Participant from any claims with respect to the D&O Credit Facilities, Stock Programs or any Work-Down Plan, but New CNC, Reorganized CIHC and LLC (A) waive no other causes of action, setoffs, claims, rights, defenses, powers, and/or remedies (or similar matters) against Participant and (B) New CNC, Reorganized CIHC and LLC reserve all rights against Non-Released Entities (as defined in paragraph a.2. above) and waive no causes of action, setoffs, claims, rights, defenses, powers, and/or remedies (or similar matters), whether under the pertinent loan documents, applicable law or otherwise, against the Non-Released Entities and/or the Non-Released Entities' past, present or future property (including any such property that may be in the hands of any immediate or mediate transferee), all regardless of whether New CNC or Reorganized CIHC asserts or exercises (or does not assert or exercise, as the case may be) similar causes of action, setoffs, claims, rights, defenses and/or remedies (or similar matters) (in any combination) against any other person or entity.

-----------------------
3 New CNC and Reorganized CIHC shall negotiate with each Participant an agreeable price per share unique to such Participant. New CNC and Reorganized CIHC shall not be obliged to offer the same price to all Participants.

               (iv) Participant assigns to New CNC his or her rights against the Non-Released Entities (as defined in paragraph (a)(ii) above).

     The Adjustment Agreement annexed as Exhibit H to the Disclosure Statement shall be executed on an individualized basis by the Reorganized Debtors and Participants that are offered it and choose to sign it and, in addition to the other restrictions set forth herein, no Participant shall be entitled to the benefits of the Adjustment Agreement absent such execution and delivery of the Adjustment Agreement. Participants who are offered the Adjustment Agreement may choose to decline to sign it, but in such event, any such declining Participants shall become Ineligible Persons (defined in paragraph c. below).

     The Debtors have determined based on several different business and legal considerations to offer an Adjustment Agreement to such Participants subject to the foregoing conditions, and their decision to do so shall in no manner be deemed to be an admission by either of them (or by any other Person) as to the accuracy of any factual statement or legal theory underlying any such good faith claims on the part of any such Participant or any other borrower under the D&O Credit Facilities, but on the contrary, the Debtors deny the legal validity or enforceability of any such claims or defenses and expressly reserves any and all of their claims, defenses, rights, powers and/or remedies against any such Participant in the event that this Plan is not confirmed and against Ineligible Persons, whether or not this Plan is confirmed. The decision to offer an Adjustment Agreement to a Participant under the terms and conditions of this
Article V.K.5.a has been made in connection with and is a part of this Plan and, as such, is independent of and is expressly not a renewal or extension of any Work-Down Plan, and shall not be deemed to be a renewal or extension of any Work-Down Plan under any circumstances.

          (b) Pursuant to Article III.C.4.(c) of this Plan, New CNC shall succeed to the lenders' right, title and interest in the loans underlying the D&O Credit Facilities.

          (c) The following are ineligible to enter into an Adjustment Agreement (collectively, "Ineligible Persons"): (i) persons or entities that purchased more than 40,000 shares of Conseco, Inc. common stock and owe amounts under the D&O Credit Facilities or to New CNC or Reorganized CIHC as part of the Stock Programs, (ii) Participants who are offered an Adjustment Agreement under paragraph a. above but who, for whatever reason, refuse to sign an Adjustment Agreement, (iii) Participants who are not offered an Adjustment Agreement under paragraph d. below, and (iv) any director or executive officer (or the equivalent thereof) for purposes of the Sarbanes-Oxley Act.

          (d) Notwithstanding Article F.5.a above, New CNC and Reorganized CIHC may choose not to offer an Adjustment Agreement to any Participant who purchased 40,000 or less shares who New CNC and Reorganized CIHC reasonably believe directed and/or authorized (1) the implementation of the Stock Program, (2) the number of shares (or aggregate purchase price) of Conseco, Inc. common stock to be purchased in the aggregate pursuant to the Stock Program and/or (3) the selection of individuals eligible to participate in the Stock Program and/or their permitted level of participation. The fact that a Participant is or is not a current employee of New CNC, Reorganized CIHC or any affiliate shall not be a factor in determining whether New CNC and Reorganized CIHC offer a Participant an Adjustment Agreement.

     6. Listing/Registration Rights

     On the Effective Date New CNC shall (a) be a reporting company under the Exchange Act, and (b) execute and deliver the Registration Rights Agreements substantially in the form set forth in the Plan Supplement. After the Confirmation Date, New CNC shall take all reasonable steps to cause the shares of New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants to be listed, as soon as practicable after the Effective Date, on the New York Stock Exchange or such other securities exchange as agreed with the Conseco Creditors Committee, if the listing requirements for such securities exchange are satisfied with respect to such securities.

     7. Corporate Action

     On the Effective Date (or on the Confirmation Date with respect to actions taken prior to the Effective Date), the adoption and filing of the New CNC Charter and New CNC By-laws, the appointment of directors and officers for the Reorganized Debtors, the adoption of the Management Incentive Plan, and all actions contemplated hereby shall be authorized and approved in all respects (subject to the provisions hereof) pursuant to this Plan. All matters provided for herein involving the corporate structure of the Debtor, Reorganizing Debtors, or Reorganized Debtors and any corporate action required by the Debtors, Reorganizing Debtors or Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors, Reorganizing Debtors or Reorganized Debtors. On or before the Effective Date, the appropriate officers of the Reorganized Debtors and members of the board of directors of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtors without the need for any required approvals, authorizations or consents except for express consents required under this Plan.

L.   Sources of Cash for Plan Distribution

     All Cash necessary for the Reorganizing Debtors and Reorganized Debtors to make payments pursuant hereto shall be obtained from existing Cash balances of the Debtors.

M.   Retiree Benefits

     The Reorganizing Debtors and/or Reorganized Debtors shall timely pay any retiree benefits as defined in Section 1114(a) of the Bankruptcy Code to the extent that such retiree benefits are payable by the Reorganizing Debtors and/or Reorganized Debtors. Such retiree benefits include those that arise from the plans, funds or programs described in the Plan Supplement.

N.   GM Building Sale

     The sale or transfer of the GM Building (or entities owning the GM Building or interests therein) pursuant to or consistent with an Order of the Bankruptcy Court shall be deemed a transfer under, pursuant to and in furtherance of this Plan.

                                  Article VI.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.   Executory Contracts and Unexpired Leases

     Immediately prior to the Effective Date, except as otherwise provided herein, all executory contracts including, without limitation, the prepetition engagement letters for the financial and legal advisors to the Unofficial Bank Committee and the Unofficial Noteholder Committee, respectively, stipulation agreements entered into with Distribution Agents during the course of these Chapter 11 Cases, or unexpired leases of the Reorganizing Debtors will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (1) have been rejected by order of the Bankruptcy Court, (2) have previously been assumed by order of the Bankruptcy Court, (3) are the subject of a motion to reject pending on the Effective Date, (4) are identified in the Plan Supplement to be rejected, or (5) relate to the purchase or other acquisition of Equity Interests. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

B.   Claims Based on Rejection of Executory Contracts or Unexpired Leases

     All Proofs of Claims with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against any Debtor or Reorganized Debtor, any Estate, or property of any Debtor or Reorganized Debtor, unless otherwise ordered by the Bankruptcy Court. All Allowed Claims arising from the rejection of executory contracts or unexpired leases of the Reorganizing Debtor will be classified as Reorganizing Debtor General Unsecured Claims.

C.   Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, or as soon thereafter as is practicable, or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of the relevant Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption. Ten days before the Confirmation Hearing, the Debtors will contact relevant contract counterparties with the Stated Cure Amounts (if any) for all executory contracts and unexpired leases to be assumed pursuant to the Plan.

D.   Indemnification of Directors, Officers and Employees

     The prepetition obligations of any Debtor to indemnify any Releasee serving at any time on or after the Petition Date as one of its directors, officers or employees by reason of such Releasee's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in such Debtor's constitutive documents, by a written agreement with such Debtor or under applicable state corporate law (to the maximum extent permitted thereunder), shall be deemed and treated as executory contracts that are assumed by the relevant Reorganized Debtor (it being understood that New CNC is the relevant Reorganized Debtor of CNC) pursuant hereto and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive Unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. Notwithstanding any of the foregoing or the terms of any bylaws, agreements or documents to the contrary, the aggregate direct payments made by the Reorganized Debtors for prepetition indemnity under this section for all Releasees who no longer serve after the Effective Date as a director, officer or employee of a Reorganized Debtor and for insurance premiums under Article VI.F. shall not exceed $3,000,000 in the aggregate. Nothing in this Plan shall limit or cap the prepetition indemnification obligations arising under the by-laws in effect on the Petition Date(4) that are owed to Releasees who continue to serve as directors, officers or employees of a Reorganized Debtor after the Effective Date, which shall be assumed as set forth above. Furthermore, the prepetition obligations of any Debtor to indemnify any officer, director or employee who is not a Releasee shall be deemed terminated as of the Effective Date by the relevant Reorganizing Debtor. As set forth above, nothing in this Plan shall affect the rights of any Releasee or the obligations of the Reorganizing Debtors or the Reorganized Debtors with respect to postpetition obligations to indemnify any Releasee with respect to postpetition actions.

E.   Compensation and Benefit Programs

     Except as otherwise expressly provided herein, all employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their respective employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of its

------------------------
4    The by-laws in effect as of the Petition Date are dated October 3, 2002.

subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans shall be treated as executory contracts under the Plan and on the Effective Date shall be deemed assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; and the Debtors' obligations under such programs to Persons shall survive confirmation of this Plan, except for (i) executory contracts or employee benefit plans specifically rejected pursuant to this Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code), (ii) all employee equity or equity-based incentive plans, and (iii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract; provided however, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code shall continue.

F.   Assumption of D&O Insurance

     All directors' and officers' liability insurance policies maintained by the Debtors are hereby assumed. Entry of the order confirming the Plan by the clerk of the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code. The Reorganized Debtors shall maintain for a period not less than 6 years from the Effective Date coverage for the individuals covered, as of the Petition Date, under policies on terms not substantially less favorable to such individuals than the terms provided for under the policies assumed pursuant to the Plan. Solely with respect to directors and officers of any of the Debtors who served in such capacity at any time on or after the Petition Date, the Debtors shall be deemed to assume, as of the Effective Date, their respective obligations to indemnify such individuals (and only such individuals) with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, pursuant to and to the extent provided by the Debtors' respective articles of incorporation, certificates of formation, corporate charters, bylaws, and similar corporate documents as in effect as of the date of entry of the Confirmation Order. Notwithstanding anything to the contrary contained herein, such assumed indemnity obligations shall not be discharged, Impaired, or otherwise modified by confirmation of this Plan and shall be deemed and treated as executory contracts that have been assumed by the Debtors pursuant to this Plan as to which no proofs of claim need be Filed. Notwithstanding any of the foregoing or the terms of any bylaws, agreements or documents to the contrary, aggregate direct payments made by the Reorganized Debtors for insurance premiums under this section and for prepetition indemnity payments for Releasees who no longer serve on the Effective Date as a director, officer or employee of a Reorganized Debtor under Article VI.D shall not exceed $3,000,000 in the aggregate, provided that no more than an additional $2,000,000 of indirect costs of the Reorganizing Debtors shall be used to pay for such insurance; and further provided that no provision of this Plan shall limit any Releasee's rights to seek recovery or reimbursement under any directors' and officers' liability insurance policy.

                                  Article VII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.   Distributions for Claims and Equity Interests Allowed as of the Effective
     Date

     Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims and Equity Interests that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date or as soon as practicable thereafter. If allowance or disallowance of a Claim affects the New CNC Common Stock Holdback, distributions of New CNC Common Stock that are consequently no longer reserved will occur annually on each anniversary of the Effective Date, or more frequently, as determined by New CNC in its sole and absolute discretion.

     For purposes of determining the accrual of interest, dividends or rights in respect of any other payment from and after the Effective Date, the New Tranche A Bank Debt, the New Tranche B Bank Debt, New CNC Preferred Stock, New CNC Warrants and New CNC Common Stock shall be deemed issued as of the Effective Date regardless of the date on which they are actually dated, authenticated or distributed; provided that, the respective Reorganized Debtor shall withhold any actual payment until such distribution is made.

B.   Distributions by the Distribution Agent(s)

     The Debtors shall have the authority, in their sole discretion, to enter into agreements with one or more Distribution Agents, to facilitate the solicitation of votes on the Reorganizing Subplans and distributions required under the Reorganizing Subplans. As a condition to serving as a Distribution Agent, a Distribution Agent must (i) affirm its obligation to facilitate the prompt distribution of any documents or solicitation materials, (ii) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required under the Reorganizing Subplan at issue, and (iii) waive any right or ability to setoff against, deduct from, or assert any lien or encumbrance against the distributions required under the Reorganizing Subplan that are to be distributed by such Distribution Agent. In consideration for waiving its rights to setoff, deduct from or assert any lien or encumbrance against such distributions, the Debtors shall pay all reasonable fees and expenses (whether prepetition or postpetition) of such Distribution Agent. The Distribution Agent shall submit detailed invoices to the Debtors for all fees and expenses for which the Distribution Agent seeks reimbursement. The Debtors, upon review of such invoices, shall pay those amounts the Debtors, in their sole discretion, deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors deem to be unreasonable. In the event that the Debtors object to all or any portion of a Distribution Agent's invoice, the Debtors and such Distribution Agent will endeavor, in good faith, to reach mutual agreement on the amount of such disputed fees and/or expenses. In the event that the Debtors and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court. To the extent the Debtors and any Distribution Agent entered into a stipulation during these Chapter 11 Cases concerning the fees of such Distribution Agent, such stipulations are assumed hereunder and the payment obligations evidenced thereby shall become obligations of the Reorganized Debtors to the extent such obligations remain unpaid as of the Effective Date.

C.   Delivery and Distributions and Undeliverable or Unclaimed Distributions

     1. Delivery of Distributions in General

     Distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made to the Holders of such Allowed Claims and Allowed Equity Interests as of the Distribution Record Date. Except as otherwise provided herein, distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made at the address of the Holder of such Claim or Equity Interest as indicated on the records of the Debtors as of the date that such distribution is made.

     2. Undeliverable Distributions

          (a) Holding of Undeliverable Distributions

     If any distribution to a Holder of an Allowed Claim or Allowed Equity Interest is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until such Distribution Agent is notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of such Distribution Agent subject to Subsection (b) below until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind. As soon as reasonably practicable, a Distribution Agent shall make all distributions that become deliverable.

     (b) Failure to Claim Undeliverable Distributions

     In an effort to ensure that all Holders of Allowed Claims and Equity Interests receive their allocated distributions, ninety (90) days after the Effective Date, the Reorganized Debtors will file with the Bankruptcy Court a listing of unclaimed distributions. This list will be maintained for as long as the Chapter 11 Cases stay open. Any Holder of an Allowed Claim or Equity Interest (irrespective of when a Claim or Equity Interest became an Allowed Claim or Equity Interest) that does not assert a Claim or Equity Interest pursuant hereto for an undeliverable distribution (regardless of when not deliverable) within two years after the Effective Date shall have its Claim or Equity Interest for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim or Equity Interest against the relevant Reorganized Debtor or its property. In such cases: (i) any Cash held for distribution on account of such Claims or Equity Interests shall be property of the relevant Reorganized Debtor free of any restrictions thereon; and (ii) any securities issued hereunder held for distribution on account of such Claims or Equity Interests shall be canceled and of no further force or effect. Nothing contained herein shall require any Reorganized Debtor or any Distribution Agent to attempt to locate any Holder of an Allowed Claim or Allowed Equity Interest.

     3. Compliance with Tax Requirements/Allocations

     In connection with the Plan, to the extent applicable, each Reorganizing Debtor, Reorganized Debtor and Distribution Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Each Reorganizing Debtor, Reorganized Debtor and Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims. If any Reorganizing Debtor, Reorganized Debtor or Distribution Agent determines that withholding is required with respect to any distribution, a Creditor will have the option of (a) paying to the Reorganized Debtor or the Distribution Agent an amount of such tax liability with respect to such distribution, and the recipient of such funds shall remit such funds to the appropriate taxing authority, or (b) making arrangements satisfactory to the Reorganized Debtor and the Distribution Agent for the Creditor to liquidate a portion of the Plan distribution and to remit such proceeds as necessary to cover required withholding taxes, with any remaining Plan distribution being distributed to the Creditor.

D.   Timing and Calculation of Amounts to be Distributed

     On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against or Allowed Equity Interest in the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Equity Interests in the applicable Class. If and to the extent that there are Disputed Claims or Disputed Equity Interests, distributions on account of such Disputed Claims or Equity Interests shall be made pursuant to the provisions set forth in Article VIII.A.3.

E.   Minimum Distribution

     Any other provision of the Plan notwithstanding, payments of fractions of shares of New CNC Common Stock or New CNC Preferred Stock or fractions of New CNC Warrants will not be made and will be deemed to be zero. Any other provision of the Plan notwithstanding, the Reorganized Debtors or a Distribution Agent will not be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

F.   Setoff

     Except as expressly provided for herein, each Reorganizing Debtor and Reorganized Debtor may, as the case may be, pursuant to the Bankruptcy Code (including, without limitation, section 553) or applicable non-bankruptcy law or as may be agreed to by the Holder of a Claim, set off against any Allowed Claim or Equity Interest and the distributions to be made pursuant hereto on account of such Allowed Claim or Equity Interest (before any distribution is made on account of such Allowed Claim or Equity Interest), any Claims, Equity Interests, rights and Causes of Action of any nature that such Reorganizing Debtor or Reorganized Debtor, as the case may be, may hold against the Holder of such Allowed Claim or Equity Interest to the extent the Claims, Equity Interests, rights or Causes of Action against such Holder have not been compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided that, neither the failure to effect such a setoff nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by such Reorganizing Debtor or Reorganized Debtor of any such Claims, Equity Interests, rights and Causes of Action that such Reorganizing Debtor or Reorganized Debtor may possess against such Holder.

G.   Surrender of Canceled Instruments or Securities

     Subject to Subsection I below, each record Holder of an Allowed Claim or Equity Interest relating to the (i) Exchange Notes, (ii) Original Notes, (iii) Subordinated Debentures, (iv) CNC Common Stock, or (v) CNC Preferred Stock shall surrender the certificates or other documentation underlying such Claim or Equity Interest, and all such surrendered certificates and other documentations shall be marked as canceled. Any certificate or other documentation underlying Claims related to (i) Senior Credit Facility, (ii) CIHC Guarantee of Senior Credit Facility, (iii) CNC Guarantee of D&O Credit Facilities, (iv) CIHC Guarantee of D&O Credit Facilities shall be deemed to be surrendered and cancelled.

H.   Failure to Surrender Canceled Instruments

     Any Holder of Allowed Claims or Equity Interests relating to the (i) Exchange Notes, (ii) Original Notes, (iii) Subordinated Debentures, (iv) CNC Common Stock, or (v) CNC Preferred Stock that fails to surrender or is deemed to have failed to surrender its certificates or other documentation representing such Claim or Equity Interest required to be tendered hereunder within one year after the Effective Date shall have its Claim for a distribution pursuant hereto on account of such Allowed Claim or Allowed Equity Interests discharged and shall be forever barred from asserting any such Claim or Equity Interest against any Reorganizing Debtor, Reorganized Debtor, Distribution Agent or their assets.

I.   Lost, Stolen, Mutilated or Destroyed Securities

     Any Holder of Allowed Claims or Equity Interests relating to the (i) Exchange Notes, (ii) Original Notes, (iii) Subordinated Debentures, (iv) CNC Common Stock, or (v) CNC Preferred Stock that is evidenced by a note or by a stock certificate which has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such note or stock certificate, deliver to such relevant Distribution Agent: (a) an affidavit of loss reasonably satisfactory to the Distribution Agent setting forth the unavailability of the note or the stock certificate; and (b) such additional indemnity as may reasonably be required by the Distribution Agent to hold the Distribution Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim or Equity Interest. Upon compliance with this procedure by a Holder of an Allowed Claim or Equity Interest evidenced by such a lost, stolen, mutilated or destroyed note or stock certificate, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note or certificate.

                                  Article VIII.

                PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT
                   AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS

A.   Resolution of Disputed Claims

     1. Prosecution of Objections to Claims

     After the Effective Date, the Reorganized Debtors (for Claims against the Reorganized Debtors) shall have the exclusive authority on or before the Claims Objection Bar Date to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims or Equity Interests. From and after the Effective Date, the Debtors and Reorganized Debtors may settle or compromise any Disputed Claim or Equity Interest without approval of the Bankruptcy Court. The Debtors, Reorganizing Debtors and Reorganized Debtors also reserve the right to resolve any Disputed Claims or Equity Interests outside the Bankruptcy Court under applicable governing law.

     2. Estimation of Claims and Equity Interests

     The Reorganizing Debtors and the Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim or Equity Interest pursuant to section 502(c) of the Bankruptcy Code regardless of whether such Reorganizing Debtor or Reorganized Debtor has previously objected to such Claim or Equity Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim or Equity Interest at any time during litigation concerning any objection to any Claim or Equity Interest, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the relevant Reorganizing Debtor or Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims or Equity Interests and objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims and Equity Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

     3. Payments and Distributions on Disputed Claims

     Notwithstanding any provision herein to the contrary, except as otherwise agreed by a Reorganizing Debtor or Reorganized Debtor (for Claims against such Reorganizing Debtors) in its sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. No later than a Business Day that is 20 calendar days after the calendar quarter in which a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) will not receive the appropriate payment or distribution on the Allowed Claim(s) except, as otherwise agreed by such Reorganizing Debtor or Reorganized Debtor, as the case may be, in its sole discretion, until the Disputed Claim(s) are resolved by settlement or Final Order. In the event that there are Disputed Claims requiring adjudication and resolution, the Reorganizing Debtors and Reorganized Debtors reserve the right, or upon order of the Court, to establish appropriate reserves for potential payment of such Claims.

B.   Allowance of Claims and Equity Interests

     Except as expressly provided herein or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim or Equity Interest shall be deemed Allowed, unless and until such Claim or Equity Interest is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim or Equity Interest. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Reorganizing Debtors (for Claims against the Reorganizing Debtors) or Reorganized Debtors after Confirmation will have and retain any and all rights and defenses such Debtor had with respect to any Claim or Equity Interest as of Petition Date.

C.   Controversy Concerning Impairment

     If a controversy arises as to whether any Claims or Equity Interests, or any Class of Claims or Equity Interests, are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

D.   Reserve of New CNC Common Stock

     On the Effective Date, CNC shall maintain in reserve shares of New CNC Common Stock as the New CNC Common Stock Holdback. Deemed amounts shall determine the New CNC Common Stock Holdback. The New CNC Common Stock Holdback, along with any dividends or other distributions accruing with respect thereto, shall be held for the Holders of Class 4A, 8A, and 6B Claims that are Disputed or do not assert a sum certain. As Disputed and unliquidated Class 4A, 8A, and 6B Claims are resolved by the Bankruptcy Court, or higher court if a stay is obtained, (a) CNC shall distribute, in accordance with the terms hereof, New CNC Common Stock to Holders of Allowed Class 4A, 8A, and 6B Claims (along with dividends and distributions that accrue after the Effective Date), and (b) the New CNC Common Stock Holdback shall be adjusted. If allowance or disallowance of a Claim affects the New CNC Common Stock Holdback, distributions of New CNC Common Stock that are consequently no longer reserved will occur annually on each anniversary of the Effective Date, or more frequently, as determined by New CNC in its sole and absolute discretion.

                                  Article IX.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.   Conditions to Confirmation

     The following are conditions precedent to confirmation of this Plan that must be (i) satisfied or (ii) waived in accordance with Article IX.C below:

     1. The Bankruptcy Court shall have entered an order, in form and substance reasonably acceptable to the Debtors, the Noteholder Subcommittee, and the Lender Subcommittee, approving the Disclosure Statement with respect to this Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

     2. The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors, the Noteholder Subcommittee, and the Lender Subcommittee.

     3. The Plan Supplement and all of the schedules, documents, and exhibits contained therein shall be in form and substance satisfactory to the Debtors, the Noteholder Subcommittee, and the Lender Subcommittee.

     4. The Deemed amount of the Reorganizing Debtor General Unsecured Claims against CIHC being no greater than the CIHC General Unsecured Claims Cap.

     5. The TOPrS 9019 Motion shall have been approved by the Bankruptcy Court.

B.   Conditions Precedent to Consummation

     The following are conditions precedent to Consummation of this Plan that must be (i) satisfied or (ii) waived in accordance with Article IX.C below:

     1. The Confirmation Order becoming a Final Order in form and substance reasonably satisfactory to the Debtors, the Noteholder Subcommittee and the Lender Subcommittee;

     2. The Plan Supplement and all of the schedules, documents and exhibits contained therein shall be in form and substance satisfactory to the Debtors, the Noteholder Subcommittee and the Lender Subcommittee.

     3. The following agreements, instruments and documents, in form and substance satisfactory to the relevant Debtor, the Noteholder Subcommittee and the Lender Subcommittee, becoming effective:

          (a) the New CNC Charter, New CNC By-laws and any certificate of designation providing for the New CNC Preferred Stock;

          (b) the New Credit Facility;

          (c) the New CNC Warrant Agreement;

          (d) the Registration Rights Agreements;

     4. Obtaining all necessary regulatory approvals for (a) Consummation of the Plan and (b) approval of the application for change of control as a result of stock ownership.

     5. CIHC distributing all of the capital stock of the Residual Subsidiaries and to the extent not included in the assets of the Residual Subsidiaries, any other Residual Assets of CIHC or its Subsidiaries to CNC in the form of a dividend;

     6. The Residual Trust being established, and the Residual Assets being vested in Old CNC without further action on the part of Old CNC, CIHC, the Residual Trustee or any other Person;

     7. The Residual Trustee being identified and being duly appointed and qualified to serve;

     8. Old CNC issuing the Residual Share to the Residual Trust;

     9. The Deemed amount of the Reorganizing Debtor General Unsecured Claims against CIHC being no more than the CIHC General Unsecured Claims Cap;

     10. The CFC Subsidiary Guarantee Claims shall have been released, cancelled or estimated at zero.

     11. The board of directors of New CNC shall have been selected.

C.   Waiver of Conditions

     The Debtors, with the prior written consent of the Conseco Creditors Committee, in the Debtors' reasonable discretion, may waive any of the conditions to Confirmation of the Plan and/or Consummation of the Plan set forth in Article IX at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to conform and/or consummate the Plan; provided that (i) the conditions set forth in sections A.1, A.2, A.3, A.4, B.1, B.2, B.3, B.9 and B.11 of this Article IX may be waived only with the prior written consent of the Debtors, the Noteholder Subcommittee and the Lender Subcommittee in their respective reasonable discretion, and (ii) the condition set forth in section B.4.(b) may only be waived with the prior written consent of the applicant of the referred-to application, consistent with its fiduciary duties.

D.   Effect of Non-Occurrence of Conditions to Consummation

     If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in any Debtor; (2) prejudice in any manner the rights of any Debtor; or (3) constitute an admission, acknowledgment, offer or undertaking by any Debtor in any respect.

                                   Article X.

                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

A.   Compromise, Settlement and Discharge

     The allowance, classification and treatment of all Allowed Claims and Equity Interests and the respective distributions and treatments hereunder take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and, as of the Effective Date, any and all such rights are settled, compromised, discharged and released pursuant hereto. In addition, the allowance, classification and treatment of Allowed Claims in Classes 4A, 5A, 6A, 4B, 5B and 6B takes into account any Causes of Action, claims or counterclaims, whether under the Bankruptcy Code or otherwise applicable law, that may exist between the Debtors and the Holders of such Claims or among the Holders of such Claims and other Holders of Claims or Equity Interests, and, as of the Effective Date, any and all such Causes of Action, claims and counterclaims are settled, compromised and released pursuant hereto. The Confirmation Order shall approve the releases by all Persons and Entities of such contractual, legal and equitable subordination rights or Causes of Action, claims or counterclaims against such Holder satisfied, compromised and settled in this manner, provided, however, the Guarantees of D&O Credit Facilities are not cancelled or discharged solely to empower New CNC to collect amounts the Ineligible Persons (as defined in Article V.K.5 hereof) owe under the D&O Credit Facilities and related documents.

B.   Releases by the Debtors

     Except as otherwise specifically provided herein or in the Plan Supplement, for good and valuable consideration, including the service of the Releasees to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, and the settlement with Lehman, the Releasees and Lehman, on and after the Effective Date, are deemed released by the Debtors and Reorganized Debtors from any and all Claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, Reorganized Debtors or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to (a) any act or omission of a Releasee that constitutes (1) a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner the Releasee reasonably believed to be in the best interests of the corporation (to the extent such duty is imposed by applicable non-bankruptcy law), or (2) such failure to perform constitutes willful misconduct, or recklessness, or gross negligence, or (b) any Releasee's obligations to repay its obligations under the D&O Credit Facilities or related documents; provided, however, that any such Release is conditional upon the Releasee's waiver of any prepetition claim of such Releasee against the Debtors or Reorganized Debtors other than for compensation in the ordinary course of business, as set forth in the Plan, or claims related to such Releasee's obligations to repay its obligations under the D&O Credit Facilities or related documents.

C.   Releases by Holders of Claims

     On and after the Effective Date, each Consenting Party shall be deemed to have unconditionally released the Releasees from any and all Claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (w) the purchase or sale, or the rescission of a purchase or sale, of any security of a Debtor,
(x) a Debtor or Reorganized Debtor, (y) the Chapter 11 Cases, or (z) the negotiation, formulation and preparation of the Plan, or any related agreements, instruments or other documents. No portion of the limited releases by the Consenting Party in any way impairs any Cause of Action, liability, Claim or right arising out of or relating to (a) any act or omission of a Releasee that constitutes (1) a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner the Releasee reasonably believed to be in the best interests of the corporation (to the extent such duty is imposed by applicable non-bankruptcy law), or (2) constitutes willful misconduct, gross negligence, or recklessness, or (b) any Releasee's obligations to repay its obligations under the D&O Credit Facilities or related documents; provided, however, that any such Release is conditional upon the Releasee's waiver of any prepetition claim of such Releasee against the Debtors or Reorganized Debtors other than for compensation in the ordinary course of business, as set forth in the Plan, or claims related to such Releasee's obligations to repay its obligations under the D&O Credit Facilities or related documents.

D.   Exculpation

     The Debtors, Reorganizing Debtors, Releasees, Noteholder Subcommittee, Lender Subcommittee, Official Committees, Unofficial Noteholder Committee, Unofficial Bank Committee and their respective members, and the employees, agents, and professionals of each of the foregoing (acting in such capacity) shall neither have nor incur any liability to any Person or Entity for any prepetition or postpetition act taken, or omitted to be taken, in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, Confirming or Consummating the Plan, the Disclosure Statement, or any contract, instrument, release or any other agreement or document created, or entered into, in connection with the Plan, including but not limited to the TOPrS Settlement Recovery and the TOPrS Settlement as reflected in the TOPrS 9019 Motion, or any other pre- or postpetition act taken, or omitted to be taken, in connection with, or in contemplation of the Debtors' restructuring, provided, however, that the foregoing provisions of this Article X.D shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, recklessness or willful misconduct, and, provided further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan.

E.   Preservation of Rights of Action

     1. Maintenance of Causes of Action

     Except as otherwise provided in the Plan, the Reorganized Debtors shall retain all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in one or more of the Chapter 11 Cases including the actions specified in the Plan Supplement.

     Except as otherwise provided in the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Reorganizing Debtors may hold against any Entity shall vest in the Reorganized Debtors, as the case may be. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Claims, rights or Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such Claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court.

     2. Preservation of All Causes of Action Not Expressly Settled or Released

     Unless a Claim or Cause of Action against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by the Debtors, and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, Claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Causes of Action have been waived, relinquished, released, compromised or settled in the Plan or a Final Order. In addition, the Debtors and the successor entities under the Plan expressly reserve the right to pursue or adopt any Claims not so waived, relinquished, released, compromised or settled that are alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

     Any Person to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors subsequent to the Effective Date and may, to the extent not theretofore waived, relinquished, released, compromised or settled, be the subject of an action after the Effective Date, whether or not
(i) such Person has Filed a proof of Claim against the Debtors in the Chapter 11 Cases; (ii) such Person's proof of Claim has been objected to; (iii) such Person's Claim was included in the Debtors' Schedules; or (iv) such Person's scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as disputed, contingent, or unliquidated.

F.   Discharge of Claims and Termination of Equity Interests

     Except as otherwise provided herein: (1) the rights afforded herein and the treatment of all Claims and Equity Interests herein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Reorganizing or Reorganized Debtors or any of their assets or properties, (2) on the Effective Date, all such Claims against, and Equity Interests in, the Reorganizing or Reorganized Debtors shall be satisfied, discharged and released in full, and (3) all Persons shall be precluded from asserting against the Reorganizing or Reorganized Debtors, their successors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

                                  Article XI.

                            RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

     1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

     2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Confirmation Date;

     3. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract and unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article V herein to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

     4. ensure that distributions to Holders of Allowed Claims and Allowed Equity Interests are accomplished pursuant to the provisions hereof;

     5. decide or resolve any motions, adversary proceedings (including turnover actions and efforts to collect loans due the Reorganizing Debtors), contested or litigated matters and any other matters and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

     6. enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

     7. resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's obligations incurred in connection with the Plan;

     8. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with Consummation or enforcement of the Plan, except as otherwise provided herein;

     9. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article XI hereof and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

     10. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     11. determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

     12. enter an order and/or final decree concluding the Chapter 11 Cases.

                                  Article XII.

                            MISCELLANEOUS PROVISIONS

A.   Modification of Plan Supplement

     Modification of or amendments to the Plan Supplement, may be Filed with the Bankruptcy Court no later than the Confirmation Date. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XII.E hereof. Upon its Filing, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims and Equity Interests may obtain a copy of the Plan Supplement by contacting Bankruptcy Management Corporation at 1-888-909-0100 or review such documents on the internet at www.bmccorp.net/Conseco. The documents contained in the Plan Supplement are an integral part of the Plan and shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

B.   Effectuating Documents, Further Transactions and Corporation Action

     Each of the Debtors and Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof and the notes and securities issued pursuant hereto.

     Prior to, on or after the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors or Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the general corporation laws of the State of Delaware, the State of Indiana, or the State of Illinois (as appropriate) without any requirement of further action by the shareholders or directors of the Debtors or Reorganized Debtors.

C.   Dissolution of Committee(s)

     Upon the Effective Date, the Official Committees shall dissolve, except with respect to any appeal of an order in the Chapter 11 Cases and applications for Professional Fees, and members shall be released and discharged from all rights, duties and liabilities arising from, or related to, the Chapter 11 Cases.

D.   Payment of Statutory Fees

     All fees payable pursuant to section 1930(a) of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.

E.   Modification of Plan

     Subject to the limitations contained in the Plan,

     (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order; and

     (2) after the entry of the Confirmation Order, the Debtors or Reorganized Debtors, as the case may be, may (with the consent of the Conseco Creditors Committee whose consent shall not be unreasonably withheld, delayed or denied)), upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, provided however, that (i) no material modification of the Plan that adversely affects the treatment of Classes 6A, 7A, or 5B shall be made without the written consent of the Noteholder Subcommittee and (ii) no material modification of the Plan that adversely affects the treatment of Classes 5A or 4B shall be made without the written consent of the Lender Subcommittee.

F.   Revocation of Plan

     The Debtors reserve the right (with the prior consent of the Conseco Creditors Committee) to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If a Debtor revokes or withdraws the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Person, (ii) prejudice in any manner the rights of such Debtor or any other Person, or (iii) constitute an admission of any sort by such Debtor or any other Person.

G.   Successors and Assigns

     The rights, benefits and obligations of any Person named or referred to herein shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person.

H.   Reservation of Rights

     Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by any Debtor with respect to this Plan, the Disclosure Statement or Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

I.   Section 1146 Exemption

     Pursuant to section 1146(c) of the Bankruptcy Code, under this Plan, (i) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtors or Reorganized Debtors; (ii) the creation, modification, consolidation or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment or recording of any lease or sublease; or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan shall not be subject to any document recording tax, mortgage recording tax, stamp tax or similar government assessment, and the appropriate state or local government official or agent shall be directed by the Bankruptcy Court to forego the collection of any such tax or government assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or government assessment.

     All subsequent issuances, transfers or exchanges of securities, or the making or delivery of any instrument of transfer by the Debtors in the Chapter 11 Cases, whether in connection with a sale under section 363 of the

Bankruptcy Code or otherwise, shall be deemed to be or have been done in furtherance of this Plan. Specifically, because sale of the GM Building (or the entities owning the GM Building or the interest therein), is being conducted pursuant to this Plan, any instrument of transfer that would effect transfer of the GM Building as proposed in pleadings filed in these Chapter 11 Cases may not be taxed under any law imposing a stamp tax or similar tax.

J.   Further Assurances

     The Debtors, Reorganized Debtors and all Holders of Claims or Equity Interests receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

K.   Service of Documents

     Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors or Reorganized Debtors shall be sent by first class U.S. mail, postage prepaid to:

                                             with copies to:
 Conseco, Inc.                               --------------
 CIHC, Incorporated
 CTIHC, Inc.                                 Kirkland & Ellis LLP
 Partners Health Group, Inc.                 200 E. Randolph Drive
 11825 N. Pennsylvania Street                Chicago, Illinois 60601
 P.O. Box 1911 (46082)                       Attn:   James H.M. Sprayregen, P.C.
 Carmel, Indiana 46032                               Anne M. Huber
 Attn:   General Counsel                             Anup Sathy

L.   Transactions on Business Days

     If the date on which a transaction may occur under this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.


M.   Filing of Additional Documents

     On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

N.   Term of Injunctions or Stays

     Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

O.   Entire Agreement

     This Plan and the Plan Supplement (as amended) supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into this Plan. Specifically, the Plan filed on January 31, 2003, and the First Amended Plan filed on March 12, 2003, and iterations of such documents are void and of no legal effect.

                                   Respectfully Submitted,
                                   CONSECO, INC.

                                   By: /s/ William J. Shea
                                      ----------------------------
                                   Name:  William J. Shea
                                   Title: President and Chief Executive Officer

                                   CIHC, INCORPORATED

                                   By: /s/ William J. Shea
                                      ----------------------------
                                   Name:  William J. Shea
                                   Title: President

                                   CTIHC, Inc.

                                   By: /s/ William J. Shea
                                      ----------------------------
                                   Name:  William J. Shea
                                   Title: President

                                   Partners Health Group Inc.

                                   By: /s/ William J. Shea
                                      ----------------------------
                                   Name:  William J. Shea
                                   Title: President

Prepared by:

James H.M. Sprayregen, P.C. (ARDC No. 6190206)
Anne Marrs Huber (ARDC No. 6226828)
Anup Sathy (ARDC No. 6230191)
Roger J. Higgins (ARDC No. 6257915)
Ross M. Kwasteniet (ARDC No. 6276604)
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, IL 60601-6636
(312) 861-2000 (telephone)
(312) 861-2200 (facsimile)

COUNSEL TO DEBTORS AND DEBTORS IN POSSESSION



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